PROSPECTUS SUPPLEMENT
(To Prospectus dated July 28, 2003)

                    Structured Products Corp., the Depositor
               4,000,000 6.000% Corporate-Backed Trust Securities
                         (CorTS(R)) Class A Certificates
                 (principal amount $25 per Class A Certificate)
                                    issued by
              CorTS(R) Trust For Goldman Sachs Capital I, the Trust
                              ---------------------

         The Trust will issue Class A Certificates, which will represent interests in the Trust and will be paid only from the assets of the Trust. The assets of the Trust will consist of (i) $100,000,000 6.345% Capital Securities due February 15, 2034 issued by Goldman Sachs Capital I and all future payments of interest and (ii) a single payment of principal due on the Underlying Capital Securities, as described in this Prospectus Supplement. The sole assets of Goldman Sachs Capital I are the 6.345% Junior Subordinated Debentures due February 15, 2034 issued by The Goldman Sachs Group, Inc.

         The Class A Certificates will evidence the right to receive (i) semiannual interest payments on the principal amount of your Class A Certificates at an interest rate of 6.000% per annum (provided that a deferral of interest payments on the Underlying Capital Securities has not occurred) and
(ii) your pro rata share of a single payment of principal of $100,000,000 (or $25 per Class A Certificate) due on February 15, 2034 or on such earlier date as described in this Prospectus Supplement. The Class A Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party. No governmental agency or instrumentality has insured or guaranteed the Class A Certificates or the Underlying Capital Securities. The Trust will also issue Class B Certificates and Call Warrants, neither of which are being offered hereby. The Class B Certificates will evidence the right to receive semiannual interest payments on the notional amount of the Class B Certificates (which as of the date of issuance will be $100,000,000) at an interest rate of 0.345% per annum, and the Call Warrants will represent the right to purchase the Underlying Capital Securities under certain circumstances. Scheduled interest distributions on the Class A Certificates will rank on a parity with distributions on the Class B Certificates. Class B Certificates will have a claim on the proceeds of liquidation or distribution of the Underlying Capital Securities in certain circumstances.

         You should fully consider the risk factors on page S-9 in this Prospectus Supplement prior to investing in the Class A Certificates.

         The Class A Certificates are expected to be approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Class A Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See "Underwriting" herein.
                              ---------------------
         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this Prospectus Supplement or the accompanying Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                                  Per
                                           Class A Certificate        Total
                                          --------------------  ---------------
Public offering price...................          $25             $100,000,000
Underwriting discount...................        $0.7875             $3,150,000
Proceeds to Trust (before expenses).....       $24.2125            $96,850,000

         The Underwriter expects to deliver your Class A Certificates in book-entry form only through The Depository Trust Company on or about February 27, 2004.

"CorTS(R)" is a registered service mark of Citigroup Global Markets Inc.

                              ---------------------
                                    Citigroup
                              ---------------------

February 18, 2004

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the accompanying Prospectus in connection with the offer made by this Prospectus Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Underwriter. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the accompanying Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information contained herein and in the accompanying Prospectus is correct as of any time subsequent to the date hereof; however, if any material change occurs while this Prospectus Supplement or the accompanying Prospectus is required by law to be delivered, this Prospectus Supplement or the accompanying Prospectus will be amended or supplemented accordingly.


                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                            Page
                                                                            ----
Information About Class A Certificates.......................................S-2
Summary......................................................................S-3
Risk Factors.................................................................S-9
Formation of the Trust......................................................S-13
Use of Proceeds.............................................................S-13
The Underlying Issuer.......................................................S-13
Description of the Underlying Capital Securities............................S-14
Description of the Class A Certificates.....................................S-15
Description of the Trust Agreement..........................................S-23
Certain Federal Income Tax Considerations...................................S-25
Certain ERISA Considerations................................................S-27
Underwriting................................................................S-28
Ratings.....................................................................S-29
Legal Opinions..............................................................S-30
Index of Terms..............................................................S-31
Appendix A--Description of the Underlying Capital Securities.................A-1

                                   Prospectus

Prospectus Supplement..........................................................2
Available Information..........................................................2
Incorporation of Certain Documents by Reference................................2
Reports to Certificateholders..................................................3
Important Currency Information.................................................3
Risk Factors...................................................................3
The Company....................................................................7
Use of Proceeds................................................................7
Formation of the Trust.........................................................8
Maturity and Yield Considerations..............................................8
Description of Certificates....................................................9
Description of Deposited Assets and Credit Support............................22
Description of  Trust Agreement...............................................28
Limitations on Issuance of Bearer Certificates................................36
Currency Risks................................................................37
Certain Federal Income Tax Considerations.....................................38
Plan of Distribution..........................................................41
Legal Opinions................................................................42
Index of Terms................................................................43

                     INFORMATION ABOUT CLASS A CERTIFICATES

         We provide information to you about the Class A Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Class A Certificates; and (b) this Prospectus Supplement, which describes the specific terms of your Class A Certificates.

         You are urged to read both the accompanying Prospectus and this Prospectus Supplement in full to obtain material information concerning the Class A Certificates. If the descriptions of the Class A Certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information contained in this Prospectus Supplement.

         We  include  cross-references  in this  Prospectus  Supplement  and the accompanying Prospectus to captions in these materials where you can find further related discussions. The Table of Contents for this Prospectus Supplement and the accompanying Prospectus identify the pages where these sections are located.

         You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms" beginning on page S-31 in this document and beginning on page 43 in the accompanying Prospectus.

         The Depositor has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, as amended, with respect to the Class A Certificates. This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can also be obtained electronically through the Securities and Exchange Commission's internet web site (http://www.sec.gov).

         You should rely only on the information contained in this Prospectus Supplement or the accompanying Prospectus. Neither the Depositor nor the Underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Depositor nor the Underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement or the accompanying Prospectus is accurate as of the date on their respective front covers only.

                                     SUMMARY

         This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

Establishment of the Trust..........    Structured     Products    Corp.,    the
                                        Depositor, is establishing a Trust to be
                                        designated as CorTS(R)Trust  For Goldman
                                        Sachs Capital I. The assets of the Trust
                                        will  consist  of  $100,000,000   6.345%
                                        Capital Securities due February 15, 2034
                                        (the  "Underlying  Capital  Securities")
                                        issued by Goldman  Sachs  Capital I (the
                                        "Underlying  Issuer"),  and  payments of
                                        principal   and  interest  made  on  the
                                        Underlying    Capital    Securities   as
                                        discussed    in   more   detail    under
                                        "Description     of    the    Class    A
                                        Certificates"   herein.  The  Underlying
                                        Issuer  is a  Delaware  statutory  trust
                                        formed  for the  exclusive  purposes  of
                                        issuing    the    Underlying     Capital
                                        Securities   and   investing    proceeds
                                        thereof    in    the    6.345%    Junior
                                        Subordinated Debentures due February 15,
                                        2034 (the "Junior Debentures") issued by
                                        The   Goldman    Sachs    Group,    Inc.
                                        ("Goldman").  Goldman has guaranteed the
                                        payment   of    distributions   on   the
                                        Underlying  Capital  Securities but only
                                        to the extent that the Underlying Issuer
                                        has  funds   legally   and   immediately
                                        available therefor and has failed to make such payments.

Offered Securities..................    Except as described  below, as holder of
                                        Class A Certificates, you will have the right to receive from the Trust:

                                        o   periodic payments of interest on the
                                            principal  amount  of  your  Class A
                                            Certificates   accruing   from   the
                                            Closing Date at a rate of 6.000% per
                                            annum,   on  each  February  15  and
                                            August 15,  commencing on August 15,
                                            2004,  or if any  such  day is not a
                                            Business  Day,  the next  succeeding
                                            Business   Day   (provided   that  a
                                            deferral of interest payments on the
                                            Underlying  Capital  Securities  has
                                            not  occurred),  until the principal
                                            amount of your Class A  Certificates
                                            is paid in full as described  below;
                                            and

                                        o   the pro rata  share for your Class A
                                            Certificates  of a single payment of
                                            principal  of  $100,000,000  (or $25
                                            per  Class  A  Certificate).

                                            It is expected that you will receive
                                            your pro rata share of the principal
                                            payment on February  15,  2034,  the
                                            maturity  date  of  the   Underlying
                                            Capital  Securities,  or if any such
                                            day is not a Business  Day, the next
                                            succeeding  Business Day, or on such
                                            earlier  date  on  which  the  Trust
                                            redeems your Class A Certificates as
                                            described under  "Description of the
                                            Class A  Certificates-Redemption  of
                                            the   Class  A   Certificates   Upon
                                            Exercise  of  a  Call  Warrant"  and
                                            "-Redemption    of   the   Class   A
                                            Certificates  Upon Redemption of the
                                            Underlying    Capital    Securities"
                                            herein.

                                        Notwithstanding  the  foregoing,   under
                                        certain circumstances, funds or property
                                        received by the Trust will be  allocated
                                        to   the   holders   of  the   Class   A
                                        Certificates  and Class B  Certificates.
                                        See   "Description   of  the   Class   A
                                        Certificates-Action Upon Goldman Failing
                                        to Report  Under the  Exchange  Act" and
                                        "-Recovery  on   Underlying   Debentures
                                        Following     Payment     Default     or
                                        Acceleration" herein.

                                        The Class A Certificates are expected to
                                        trade flat.  This means that any accrued
                                        and  unpaid  interest  on  the  Class  A
                                        Certificates  will be  reflected  in the
                                        trading price,  and purchasers  will not
                                        pay and  sellers  will not  receive  any
                                        accrued and unpaid interest on the Class
                                        A  Certificates   not  included  in  the
                                        trading price.

                                        On the Closing Date, the Trust also will
                                        issue  the Class B  Certificates,  which
                                        will   evidence  the  right  to  receive
                                        semiannual   interest  payments  on  the
                                        notional   amount   of   the   Class   B
                                        Certificates  (which  as of the  date of
                                        issuance  will  be  $100,000,000)  at an
                                        interest  rate of 0.345% per annum,  and
                                        will   issue   Call   Warrants,    which
                                        represent  the  right of a holder of the
                                        Call Warrants to purchase the Underlying
                                        Capital  Securities  from  the  Trust on
                                        certain   dates  as  described  in  this
                                        Prospectus   Supplement.   The  Class  B
                                        Certificates  and the Call  Warrants are
                                        not  being  offered  hereby.   Scheduled
                                        interest  distributions  on the  Class A
                                        Certificates  will rank on a parity with
                                        distributions    on    the    Class    B
                                        Certificates.  Class B Certificates will
                                        have  a  claim  on the  proceeds  of the
                                        liquidation  or   distribution   of  the
                                        Underlying Capital Securities in certain circumstances.

Call Warrants; Exercise of Call
         Warrants; Redemption
         of Class A Certificates....    On any Business Day on or after February
                                        27,  2009,  or on any Business Day after
                                        the Goldman gives notice  indicating its
                                        intention    to   redeem    the   Junior
                                        Debentures,  the  holders  of  the  Call
                                        Warrants have the right to purchase,  in
                                        whole or in part, the Underlying Capital
                                        Securities  from  the  Trust  at a price
                                        equal  to the sum of (i)  the  principal
                                        amount   of   the   Underlying   Capital
                                        Securities  being purchased plus accrued
                                        and unpaid interest  thereon to the date
                                        of redemption and (ii) the Warrant Class
                                        B Purchase Price (as defined herein). If
                                        a Call  Warrant  is  exercised,  Class A
                                        Certificates  with  a  principal  amount
                                        equal  to  the   principal   amount   of
                                        Underlying   Capital   Securities  being
                                        purchased upon such exercise will be redeemed for an amount equal to $25 per Class A Certificate plus accrued and unpaid interest thereon to the date of redemption.

                                        In  addition,  in  the  event  of an SEC
                                        Reporting  Failure (as defined  herein),
                                        prior to the liquidation or distribution
                                        of the Underlying  Capital Securities in
                                        the manner  described  herein,  the Call
                                        Warrants    will   become    immediately
                                        exercisable and, if in the money, will be deemed to be exercised and will be cash settled. See "Description of the Class A Certificates-Action Upon Goldman Failing to Report Under the Exchange Act."

                                        Goldman  has the  right  to  redeem  the
                                        Junior  Debentures  in whole at any time
                                        or in part from  time to time  (provided
                                        that no  partial  redemption  may  occur
                                        during an  Extension  Period (as defined
                                        herein)) (an "Optional Redemption"),  or
                                        in  whole  at any  time  within  90 days
                                        after the  occurrence  of a Tax Event or
                                        Investment Company Event (each such term
                                        defined   herein)  (a   "Special   Event
                                        Redemption"),  in each case,  at a price
                                        equal to the  greater of (i) 100% of the
                                        principal    amount   of   the    Junior
                                        Debentures  to be  redeemed  or (ii) the
                                        sum  of  the   present   values  of  the
                                        remaining    scheduled    payments    of
                                        principal  and  interest   thereon  that
                                        would be due from the redemption date to
                                        the maturity date on a semiannual  basis
                                        at a certain  treasury  rate plus (a) 20
                                        basis points, in the case of an Optional
                                        Redemption  or (b) 50 basis  points,  in
                                        the case of a Special Event  Redemption,
                                        plus in each  case,  accrued  and unpaid
                                        interest on the
                                        principal    amount   of   the    Junior
                                        Debentures being redeemed to the date of redemption.

                                        Upon  any   redemption   of  the  Junior
                                        Debentures  (whether  as a result  of an
                                        Optional  Redemption  or a Special Event
                                        Redemption),   the  Underlying   Capital
                                        Securities will be mandatorily redeemed.

                                        Upon  the   occurrence  of  an  Optional
                                        Redemption    or   a    Special    Event
                                        Redemption,  redemption proceeds (to the
                                        extent  of  funds   available)  will  be
                                        allocated  in  the  following  order  of
                                        priority:   (i)  Class  A   Certificates
                                        selected for redemption, in an aggregate
                                        principal  amount equal to the principal
                                        amount   of   the   Underlying   Capital
                                        Securities  to  be  redeemed,   will  be
                                        redeemed  at a  price  equal  to $25 per
                                        Class A  Certificate  plus  accrued  and
                                        unpaid  interest  thereon;  (ii) Class B
                                        Certificateholders  will receive accrued
                                        and  unpaid  interest  on  the  Class  B
                                        Certificates  on the notional  amount of
                                        the Class B Certificates  to be reduced;
                                        (iii) (to the extent of funds available)
                                        the  Class  B  Certificateholders   will
                                        receive an amount  equal to the  present
                                        value   of   any   scheduled    interest
                                        distributions   due  from  the  date  of
                                        redemption   (assuming   the   Class   B
                                        Certificates  would  have been paid when
                                        due and  would  not have  been  redeemed
                                        prior to the Class B Maturity  Date, and
                                        excluding  accrued  and unpaid  interest
                                        thereon  to the date of  redemption)  on
                                        the Class B Certificates with a notional
                                        amount equal to the principal  amount of
                                        the Underlying  Capital Securities to be
                                        redeemed,  discounted  to  the  date  of
                                        redemption  on a  semiannual  basis at a
                                        rate  of  6.000%  per  annum,   and  the
                                        notional   amount   of   such   Class  B
                                        Certificates   will  be  reduced  by  an
                                        amount equal to the principal  amount of
                                        the Underlying  Capital Securities to be
                                        redeemed;   and   (iv)   Call   Warrants
                                        proportionate    to   the    amount   of
                                        Underlying   Capital  Securities  to  be
                                        redeemed    will   become    immediately
                                        exercisable on a pro rata basis for each
                                        holder of Call  Warrants  and, if in the
                                        money,  will be deemed  to be  exercised
                                        and will be cash  settled  for an amount
                                        equal   to  any   remaining   redemption
                                        proceeds   after   the   payments   made
                                        pursuant to clauses (i) through (iii) above.

                                        Goldman  is not  required  to redeem the
                                        Junior  Debentures,  nor is a holder  of
                                        the Call Warrants required to exercise a
                                        Call   Warrant   with   respect  to  the
                                        Underlying Capital Securities,  prior to
                                        their stated maturity.  Therefore, there
                                        can be no
                                        assurance that the Trust will repurchase
                                        your  Class  A  Certificates   prior  to
                                        February 15, 2034. Should the Trust redeem your Class A Certificates prior to February 15, 2034, the Trustee will notify you by mail at least fifteen (15) days before such date of redemption.

Deferral of Interest................    Interest  payments  on the  Certificates
                                        will be  deferred  if,  and  during  the
                                        period  that,  Goldman  elects  to defer
                                        interest    payments   on   the   Junior
                                        Debentures.   See  "Description  of  the
                                        Class   A   Certificates--Deferral    of
                                        Interest."

Trustee and Trust Agreement.........    U.S.  Bank  Trust  National  Association
                                        will act as Trustee pursuant to a trust agreement dated as of December 15, 2000, as supplemented by a supplement dated as of the Closing Date. You may inspect the trust agreement and the supplement at the office of the Trustee at 100 Wall
                                        Street,  Suite 1600,  New York, New York
                                        10005.

Denominations.......................    Each  Class A  Certificate  will  have a
                                        principal amount of $25.

Registration, Clearance and
         Settlement.................    Your  Class  A   Certificates   will  be
                                        registered in the name of Cede & Co., as the nominee of The Depository Trust
                                        Company.

Tax Considerations..................    For  information   reporting   purposes,
                                        absent the  occurrence  of a deferral of
                                        interest   payments  by  the  Underlying
                                        Issuer,   interest   payments   will  be
                                        reported  to you  (and  to the  Internal
                                        Revenue  Service)  in the same manner as
                                        reported  to holders  of the  Underlying
                                        Capital  Securities,  which currently is
                                        on  Form  1099,   as  interest  and  not
                                        original  issue  discount  and  will  be
                                        included  in your  income  as it is paid
                                        (or,  if  you  are  an  accrual   method
                                        taxpayer,  as it is accrued) as interest
                                        (and not as  original  issue  discount).
                                        Your position in the Underlying  Capital
                                        Securities  (which  does not include the
                                        interest  represented  by  the  Class  B
                                        Certificates) and the Call Warrants will
                                        likely constitute a straddle for federal
                                        income tax purposes.  Thus,  any gain or
                                        loss realized upon sale, redemption,  or
                                        other   disposition   of  the   Class  A
                                        Certificates will be short term capital gain or loss, even if you have held the Class A Certificate for more than one year. See "Certain Federal Income

                                        Tax  Considerations"  in this Prospectus
                                        Supplement   and  in  the   accompanying
                                        Prospectus.

ERISA Considerations................    An "employee  benefit  plan"  subject to
                                        the Employee  Retirement Income Security
                                        Act of  1974,  as  amended,  or a "plan"
                                        subject to Section  4975 of the Internal
                                        Revenue   Code  of  1986,   as  amended,
                                        contemplating  the  purchase  of Class A
                                        Certificates  should  consult  with  its
                                        counsel  before  making such a purchase.
                                        The   fiduciary   of  such  an  employee
                                        benefit  plan or  plan  and  such  legal
                                        advisors  should  consider  whether  the
                                        Class A Certificates will satisfy all of
                                        the       requirements       of      the
                                        "publicly-offered  securities" exception
                                        described   herein   or   the   possible
                                        application    of   other    "prohibited
                                        transaction     exemptions"    described
                                        herein.      See     "Certain      ERISA
                                        Considerations" herein.

Listing.............................    The Class A Certificates are expected to
                                        be  approved  for  listing,  subject  to
                                        official notice of issuance,  on the New
                                        York  Stock  Exchange.  Trading  of  the
                                        Class A  Certificates  on the  New  York
                                        Stock  Exchange  is expected to commence
                                        within a 30-day period after the initial
                                        delivery  thereof.   See  "Underwriting"
                                        herein.

Ratings.............................    It is a  condition  to  issuance  of the
                                        Class A Certificates  that they be rated
                                        identically  to the  Underlying  Capital
                                        Securities by each of Moody's  Investors
                                        Service, Inc. ("Moody's") and Standard &
                                        Poor's Ratings  Services,  a division of
                                        the McGraw-Hill Companies, Inc. ("S&P").
                                        As  of  the  date  of  this   Prospectus
                                        Supplement,   the   Underlying   Capital
                                        Securities   are  rated   "A1   (outlook
                                        stable)" and "A- (outlook stable)" by Moody's and S&P, respectively.

                                  RISK FACTORS

You should consider the following factors in deciding whether to purchase the Class A Certificates:

1. No Investigation of the Underlying Capital Securities, the Underlying Issuer or Goldman Has Been Made by the Depositor, Underwriter or Trustee. None of the Depositor, the Underwriter or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer or Goldman, or has verified or will verify any reports or information filed by the Underlying Issuer or Goldman with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the Class A Certificates consider publicly available financial and other information regarding the Underlying Issuer. See "The Underlying Issuer and Goldman," "Description of the Underlying Capital Securities," and "Appendix A-Description of the Underlying Capital Securities" herein.

2. Underlying Issuer and Goldman Are the Only Payment Sources. The payments made by the Underlying Issuer on the Underlying Capital Securities and by Goldman to the extent of its guarantee are the only source of payment for your Class A Certificates and the payments made by Goldman on the Junior Debentures are the only source of payment on the Underlying Capital
     Securities, except in the case where a holder of the Call Warrants exercises a Call Warrant with respect to the Underlying Capital Securities. The Underlying Issuer and Goldman are subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions; should the Underlying Issuer or Goldman experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your Class A Certificates. In the event of nonpayment on the Underlying Capital Securities by the Underlying Issuer or the nonpayment on the Junior Debentures by Goldman, you will bear the risk of such nonpayment. See "Description of the Class A Certificates--Recovery on Underlying Capital Securities Following Payment Default or Acceleration" herein.

3. Certain Payments to the Depositor. On August 15, 2004, as payment of the balance of the purchase price for the Underlying Capital Securities, the Trustee will pay to the Depositor the amount of the interest accrued on the Underlying Capital Securities from February 15, 2004 to but not including the Closing Date. In the event the Depositor is not paid such accrued interest on such date, the Depositor will have a claim for such accrued interest, and will share on a parity with the Class A Certificateholders and the Class B Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Capital Securities. See "Description of the Class A Certificates--Recovery on Underlying Capital Securities Following Payment Default or Acceleration" herein.

4. Distributions on the Underlying Capital Securities, and Consequently the Certificates, May Be Deferred. Distributions on the Underlying Capital Securities, and consequently the Certificates, will be deferred by the Underlying Issuer in the event Goldman exercises its right to defer payments on its Junior Debentures. Any such deferral may be for up to ten
     (10) consecutive semiannual interest periods provided that any such Extension Period may not extend beyond February 15, 2034. There is no limitation on the number of times Goldman may elect to begin an Extension Period. During any Extension Period, interest on the Junior Debentures will continue to accrue (and the amount of distributions to which holders of such debentures are entitled will continue to accumulate) at the rate of 6.345% per annum, compounded semiannually. Any interest that accrues on the Junior Debentures during an Extension Period will be distributed on the date of receipt by the Trustee to Class A Certificateholders and the Class B Certificateholders on a pari passu basis as follows: (i) to Class A Certificateholders all Class A Fixed Payments which have not been paid during the Extension Period plus interest on each such Class A Fixed
     Payment calculated at the stated rate of interest on the Class A Certificates from the respective Scheduled Distribution Date for each such Class A Fixed Payment to the date of distribution by the Trustee and (ii) to the Class B Certificates all Class B Fixed Payments which have not been paid during the Extension Period plus interest on each such Class B Fixed Payment calculated at the stated rate of interest on the Class B Certificates from the respective Scheduled Distribution Date for each such Class B Fixed Payment to the date of distribution by the Trustee. Any monies which remain on deposit after taking the actions described in clause
     (i) and (ii) shall be distributed to the Class B Certificateholders.

5. Possible Tax and Market Price Consequences of a Deferral of Distributions. Should Goldman exercise its right to defer payments of interest on the Junior Debentures, each holder of the Underlying Capital Securities, and thus each holder of the Class A Certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Underlying Capital Securities or Class A Certificates, as the case may be, for United States federal income tax purposes, which will be allocated but not distributed to it. As a result, each such holder of a Class A Certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Underlying Issuer if the holder disposes of its Class A Certificates prior to the record date for the payment of distributions thereafter. See "Certain Federal Income Tax Considerations" herein.

     Should Goldman elect to exercise its right to defer payments of interest on the Junior Debentures in the future, the market price of the Underlying Capital Securities, and consequently the Class A Certificates, is likely to be adversely affected. A holder that disposes of its Class A Certificates during a deferral period, therefore, might not receive the same return on its investment as a holder that continues to hold its Class A Certificates. In addition, merely as a result of the existence of Goldman's right to defer payments of interest on the Junior Debentures, the market price of the Underlying Capital Securities, and consequently the Class A Certificates, may be more volatile than the market prices of other securities that are not subject to such deferrals.

6. The Junior Debentures are Subordinated to Other Obligations of Goldman, and Goldman's Guarantee of Payments Due on the Underlying Capital Securities Is Subordinated to Other Obligations of Goldman The obligations of Goldman under the Junior Debentures will be unsecured and rank subordinate and junior in right of payment to all senior indebtedness of Goldman. Goldman's guarantee of the payments due on the Underlying Capital Securities will be unsecured and rank subordinate and junior in right of payment to all senior indebtedness of Goldman There is no limitation on the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Goldman or by any of its subsidiaries. The ability of the Underlying Issuer to pay amounts due on the Underlying Capital Securities is solely dependent upon Goldman making payments on the Junior Debentures and its guarantee as and when required. See "Description of the Underlying Capital Securities" herein.

7. Holders of the Call Warrants May Cause the Redemption of the Class A Certificates. On any Business Day on or after February 27, 2009, or on any Business Day after Goldman gives notice indicating its intention to redeem the Junior Debentures, holders of the Call Warrants have the right to purchase, in whole or in part, the Underlying Capital Securities from the Trust and cause the redemption of Class A Certificates with a principal amount equal to the principal amount of Underlying Capital Securities being purchased for an amount equal to $25 per Class A Certificate plus accrued and unpaid interest thereon to the date of redemption. Investors should be aware that the holder of the Call Warrants may at any time be the holder of the Class B Certificates. It is expected that on the Closing Date this will be the case.

8. The Underlying Capital Securities May Be Redeemed by the Underlying Issuer. Goldman has the right to redeem the Junior Debentures in whole at any time or in part from time to time (provided that no partial redemption may occur during an Extension Period) (an "Optional Redemption"), or in whole at any time within 90 days after the occurrence of a Tax Event or Investment Company Event (each such term defined herein) (a "Special Event Redemption"), in each case, at a price equal to the greater of (i) 100% of the principal amount of the Junior Debentures to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due from the redemption date to the maturity date on a semiannual basis at a certain treasury rate plus (a) 20 basis points, in the case of an Optional Redemption or (b) 50 basis points, in the case of a Special Event Redemption, plus in each case, accrued and unpaid interest on the principal amount of the Junior Debentures being redeemed to the date of redemption. See "Description of the Class A Certificates--Redemption of the Class A Certificates Upon Redemption of the Underlying Capital Securities" herein.

     Upon any redemption of the Junior Debentures (whether as a result of an Optional Redemption or a Special Event Redemption), the Underlying Capital Securities will be mandatorily redeemed.

     Upon the occurrence of an Optional Redemption or a Special Event Redemption, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) Class A Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Capital Securities to be redeemed, will be redeemed at a price equal to $25 per Class A Certificate plus accrued and unpaid interest thereon; (ii) Class B Certificateholders will receive accrued and unpaid interest on the Class B Certificates on the notional amount of the Class B Certificates to be reduced; (iii) (to the extent of funds available) the Class B Certificateholders will receive an amount equal to the present value of any scheduled interest distributions due from the date of redemption (assuming the Class B Certificates would have been paid when due and would not have been redeemed prior to the Class B Maturity Date, and excluding accrued and unpaid interest thereon to the date of redemption) on the Class B Certificates with a notional amount equal to the principal amount of the Underlying Capital Securities to be redeemed, discounted to the date of redemption on a semiannual basis at a rate of 6.000% per annum, and the notional amount of such Class B Certificates will be reduced by an amount equal to the principal amount of the Underlying Capital Securities to be redeemed; and (iv) Call Warrants proportionate to the amount of Underlying Capital Securities to be redeemed will become immediately exercisable on a pro rata basis for each holder of Call Warrants and, if in the money, will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through
     (iii) above.

9. Possible Early Termination of the Trust. Should Goldman cease to file periodic reports required under the Securities Exchange Act of 1934, as amended, the Trustee may be required to distribute in-kind the Underlying Capital Securities, or liquidate the Underlying Capital Securities and distribute the proceeds to the Class A Certificateholders and Class B Certificateholders generally in accordance with a formula which is based on the present value of the amount due, or to become due, on such Certificates. Upon such occurrence, Certificateholders could lose all of the value of their original investment in the Certificates. Further, Class A Certificateholders will not receive the benefit of any increase in value of the Underlying Capital Securities above $25 per Class A Certificate plus accrued and unpaid interest thereon. See "Description of the Class A Certificates-Action Upon Goldman Failing to Report Under the Exchange Act" herein.

10. If a Payment Default or an Acceleration Occurs with respect to the Underlying Capital Securities, or if an Early Termination of the Trust Occurs, Class A Certificateholders May Have a Claim in Liquidation Lower than $25 per Class A Certificate. If a Payment Default or Acceleration occurs with respect to the Underlying Capital Securities, or if an early termination of the Trust occurs, funds or property received by the Trust will be allocated to the holders of the Class A Certificates and the Class B Certificates in accordance with a formula which is based on the present value of the amount due, or to become due, on such Certificates. Any such allocation of funds may cause the holders of the Class A Certificates to receive less than they would have received if they owned the Underlying Capital Securities. See "Description of the Class A Certificates-Recovery on Underlying Capital Securities Following Payment Default or Acceleration" and "-Action Upon Goldman Failing to Report Under the Exchange Act".

                             FORMATION OF THE TRUST

         Structured Products Corp. (the "Depositor" or the "Company") will establish a Trust, to be designated as CorTS(R) Trust For Goldman Sachs Capital I (the "Trust") under New York law pursuant to the Trust Agreement dated as of December 15, 2000 (the "Trust Agreement"), as supplemented by the CorTS(R) Supplement 2004-4, dated as of the Closing Date. The "Closing Date" means the date of initial delivery of the Class A Certificates. The assets of the Trust will consist of $100,000,000 6.345% Capital Securities due February 15, 2034 (the "Underlying Capital Securities" or, as referred to in the accompanying Prospectus, the "Term Assets") issued by Goldman Sachs Capital I (the "Underlying Issuer" or, as referred to in the accompanying Prospectus, the "Term Assets Issuer") and payments of principal and interest made by the Underlying Issuer on the Underlying Capital Securities as discussed in more detail under "Description of the Class A Certificates" herein. The sole assets of the Underlying Issuer are the Junior Subordinated Debentures due February 15, 2034 (the "Junior Debentures") issued by The Goldman Sachs Group, Inc. ("Goldman"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Concurrently with the execution and delivery of the Trust Agreement, the Company will deposit with the Trustee the Underlying Capital Securities and the Trustee, on behalf of the Trust, will accept such Underlying Capital Securities and deliver the Class A Certificates (the "Class A Certificates"), the Class B Certificates (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") and the Call Warrants (the "Call Warrants" ) to or upon the order of the Company. The Trustee will hold the Underlying Capital Securities for the benefit of the holders of the Class A Certificates (the "Class A Certificateholders") and the holders of the Class B Certificates (the "Class B Certificateholders"), subject to the rights of the holders of the Call Warrants (the "Warrantholders"). Scheduled interest distributions on the Class A Certificates will rank on a parity with the Class B Certificates. Class B Certificates will have a claim on the proceeds of the liquidation or distribution of the Underlying Capital Securities in certain circumstances. The Class B Certificates will mature on February 15, 2034 (the "Class B Maturity Date"). The Company and the Trustee may not make any amendments to the Trust Agreement that will adversely affect in a material fashion the rights of the Warrantholders.

                                USE OF PROCEEDS

         The net proceeds to be received by the Company from the sale of the Class A Certificates, the Class B Certificates and the Call Warrants will be used to purchase the Underlying Capital Securities, which, after the purchase thereof, will be deposited by the Company with the Trust and will be the sole Deposited Assets (as defined in the accompanying Prospectus) of the Trust.

                              THE UNDERLYING ISSUER

         This Prospectus Supplement does not provide information with respect to the Underlying Issuer or Goldman. No investigation has been made of the business condition, financial or otherwise, or creditworthiness of the Underlying Issuer or Goldman in connection with the issuance of the Class A Certificates. The Company is not an affiliate of the Underlying Issuer or Goldman.

         The Underlying Issuer is a Delaware statutory trust formed for the exclusive purposes of issuing the Underlying Capital Securities and investing the proceeds thereof in the Junior Debentures. Notwithstanding anything to the contrary in the Prospectus, the Underlying Issuer is not subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Goldman is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Goldman with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which one or more of Goldman's securities are listed.

         This Prospectus Supplement, the accompanying Prospectus, the Underlying Capital Securities Prospectus and the Underlying Capital Securities Registration Statement describe the material terms of the Underlying Capital Securities. This Prospectus Supplement is qualified in its entirety by, and should be read in conjunction with, (i) the accompanying Prospectus, (ii) the Underlying Capital Securities Prospectus and (iii) the Underlying Capital Securities Registration Statement of which such Underlying Capital Securities Prospectus is a part. No representation is made by the Trust, the Trustee, the Underwriter or the Company as to the accuracy or completeness of the information contained in the Underlying Capital Securities Registration Statement.

                DESCRIPTION OF THE UNDERLYING CAPITAL SECURITIES

         The Underlying Capital Securities of the Trust will consist solely of $100,000,000 aggregate principal amount of 6.345% Capital Securities due
February 15, 2034 issued by the Underlying Issuer, having the characteristics described in a prospectus supplement dated February 12, 2004 related to a prospectus dated February 6, 2004 (collectively, the "Underlying Capital Securities Prospectus"). The Underlying Capital Securities originally were issued by the Underlying Issuer as part of an underwritten public offering of $2,750,000,000 aggregate principal amount of such securities, pursuant to registration statement no. 333-112367 (together with all amendments and exhibits thereto, the "Underlying Capital Securities Registration Statement"), filed by the Underlying Issuer with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Distributions of interest are required to be made on the Underlying Capital Securities semiannually on the 15th of each February and August, or if such day is not a Business Day, on the next succeeding Business Day, and a single payment of principal of $100,000,000 is payable on February 15, 2034, the stated maturity date of the Junior Debentures (the "Maturity Date") or upon earlier redemption of the Junior Debentures. The payments of interest on the Junior Debentures, and thus the Underlying Capital Securities and the Certificates, may be deferred by Goldman at any time or from time to time for up to ten (10) consecutive semiannual interest periods provided that any such Extension Period may not extend beyond February 15, 2034. There is no limitation on the number of times Goldman may elect to begin an Extension Period. During any such period, Goldman will not be permitted, subject to certain exceptions set forth in the Underlying Capital Securities Prospectus, to make a payment on its capital stock or any debt securities that rank equal to or junior to the Junior Debentures or Goldman's guarantees, respectively. The Junior Debentures, and consequently the Underlying Capital Securities, rank subordinate and junior to all senior indebtedness of Goldman, and senior to Goldman common stock. Goldman has guaranteed the payment of distributions on the Underlying Capital Securities but only to the extent that the Underlying Issuer has funds legally and immediately available therefor and has failed to make such payments. Goldman's guarantee, however, is an unsecured obligation of Goldman and ranks subordinate and junior to all senior indebtedness of Goldman.

         This Prospectus Supplement sets forth material terms with respect to the Underlying Capital Securities, but does not provide detailed information with respect thereto. For a summary of such terms, see Appendix A hereto. This Prospectus Supplement relates only to the Class A Certificates offered hereby and is not an offering document for the Underlying Capital Securities. All disclosure contained herein with respect to the Underlying Capital Securities is derived from publicly available documents described above. Notwithstanding anything to the contrary in the Prospectus, the Underlying Issuer is not subject to informational requirements of the Exchange Act. Goldman is subject to the information reporting requirements of the Exchange Act. Accordingly, the Underlying Issuer is obligated to file reports and other information with the Commission. Although the Company has no reason to believe the information concerning the Underlying Capital Securities or the Underlying Issuer set forth in the Underlying Capital Securities Prospectus or concerning Goldman or any report filed under the Exchange Act is not reliable, the Company did not participate in the preparation of such documents, and neither the Company nor the Underwriter has since the date of such documents made any due diligence inquiry with respect to the information provided therein. Neither the Company nor the Underwriter has verified the accuracy or completeness of such documents or reports. Information contained in such documents and reports is as of the date(s) stated therein, and comparable information, if given as of the date hereof, may be different. There can be no assurance that events affecting the Underlying Capital Securities or the Underlying Issuer or Goldman have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

Ratings

         As of the date of this Prospectus Supplement, the Underlying Capital Securities are rated "A1 (outlook stable)" by Moody's and "A- (outlook stable)" by S&P. Any rating of the Underlying Capital Securities is not a recommendation to purchase, hold or sell such Underlying Capital Securities or the Class A Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

The Underwriter and the Underlying Issuer

         From time to time, Citigroup Global Markets Inc. (the "Underwriter") may be engaged by the Underlying Issuer or Goldman as an underwriter or a placement agent, in an advisory capacity or in other business arrangements. In addition, the Underwriter or an affiliate of the Depositor may make a market in other outstanding securities of the Underlying Issuer or Goldman.

                     DESCRIPTION OF THE CLASS A CERTIFICATES

General

         The Class A Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus describes material terms of the Class A Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Class A Certificates and the Trust Agreement. The
following summary supplements the description of the general terms and provisions of the Class A Certificates of any given series and the related Trust Agreement set forth in the accompanying Prospectus, to which description reference is hereby made.

         The Class A Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the accompanying Prospectus. The Class A Certificates, together with the Class B Certificates, represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Capital Securities (subject to the Call Warrants) and (ii) all payments on or collections in respect of the Underlying Capital Securities accrued on or after the Closing Date, together with any proceeds thereof. The property of the Trust will be held for the benefit of the holders of the Class A Certificates and the Class B Certificates by the Trustee, subject to the rights of the holders of the Call Warrants.

         All distributions to Class A Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call Warrants) as described herein. The Class A Certificates do not represent an interest in or obligation of the Depositor, the Underlying Issuer, Goldman, the Trustee, the Underwriter, or any affiliate thereof.

Distributions

         Each Class A Certificate evidences the right to receive, to the extent received on the Underlying Capital Securities, (i) a semiannual distribution of interest on February 15 and August 15 of each year, commencing August 15, 2004, or if any such day is not a Business Day, the next succeeding Business Day (provided that a deferral of interest payments on the Underlying Capital Securities has not occurred) and (ii) a distribution of principal equal to $25 per Class A Certificate on February 15, 2034, or if any such day is not a Business Day, the next succeeding Business Day, or upon early redemption. With respect to any distribution date, the record date is the day immediately prior to such distribution date. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

Deferral of Interest

         Distributions of interest on the Certificates will be deferred as a result of the deferral of payments on the Junior Debentures held by the Underlying Issuer. Distributions on the Junior Debentures may be deferred by Goldman for up to ten (10) consecutive semiannual interest periods (such deferral period, the "Extension Period") provided that no Extension Period extends beyond February 15. 2034. During any Extension Period, interest on the Junior Debentures will continue to accrue (and the amount of distributions to which holders of the Junior Debentures are entitled will continue to accumulate) at the rate of 6.345% per annum, compounded semiannually. Any interest that accrues on the Junior Debentures during an Extension Period will be distributed on the date of receipt by the Trustee to Class A Certificateholders and the Class B Certificateholders on a pari passu basis as follows: (i) to Class A Certificateholders all Class A Fixed Payments which have not been paid during the Extension Period plus interest on each such Class A Fixed Payment calculated at the stated rate of interest on the Class A Certificates from the respective Scheduled Distribution Date for each such Class A Fixed Payment to the date of distribution by the Trustee and (ii) to the Class B Certificates all Class B Fixed Payments which have not been paid during the Extension Period plus interest on each such Class B Fixed Payment calculated at the stated rate of interest on the Class B

Certificates from the respective Scheduled Distribution Date for each such Class B Fixed Payment to the date of distribution by the Trustee. Any monies which remain on deposit after taking the actions described in clause (i) and (ii) shall be distributed to the Class B Certificateholders.

Additional Underlying Capital Securities, Class A Certificates and Class B Certificates

         From time to time hereafter, additional Underlying Capital Securities may be sold to the Trust, in which case additional Class A Certificates will be issued in a principal amount, and additional Class B Certificates will be issued in a notional amount, equal to the principal amount of Underlying Capital Securities so sold to the Trustee on behalf of the Trust. Any such additional Class A Certificates issued will rank pari passu with the Class A Certificates issued on the date hereof, and any such additional Underlying Capital Securities will be subject to Call Warrants.

Redemption of the Class A Certificates Upon Exercise of a Call Warrant

         On any Business Day on or after February 27, 2009, or on any Business Day after Goldman gives notice indicating its intention to redeem the Junior Debentures (a "Warrant Exercise Date"), the Warrantholders have the right to purchase, in whole or in part, the Underlying Capital Securities from the Trust at a price equal to the sum of (i) the principal amount of the Underlying Capital Securities being purchased plus accrued and unpaid interest thereon to the Warrant Exercise Date and (ii) the Warrant Class B Purchase Price.

         "Warrant Class B Purchase Price" means the present value of any scheduled interest distributions due from the Warrant Exercise Date (assuming that the Class B Certificates are paid when due and are not redeemed prior to the Class B Maturity Date and excluding accrued and unpaid interest thereon to the Warrant Exercise Date) on the Class B Certificates with a notional amount equal to the principal amount of the Underlying Capital Securities to be purchased, discounted to the Warrant Exercise Date on a semiannual basis at a rate of 6.000% per annum.

         In addition, in the event of an SEC Reporting Failure (as defined herein), prior to the liquidation or distribution of Underlying Capital Securities in the manner described herein, the Call Warrants will become immediately exercisable and if, in the money, will be deemed to be exercised and will be cash settled.

         After receiving payment, the Trust will transfer such Underlying Capital Securities to the exercising Warrantholder on the applicable Warrant Exercise Date. Any such exercise of a Call Warrant will cause the redemption of the Class A Certificates for an amount equal to $25 per Class A Certificate plus accrued and unpaid interest thereon to the date of redemption, which redemption shall be effected with the cash proceeds received by the Trust from the sale of the Underlying Capital Securities to the Warrantholders. In addition, the Trustee will pay to the Class B Certificateholders, from such proceeds the Warrant Class B Purchase Price, plus accrued and unpaid interest on the Class B Certificates, on the notional amount of the Class B Certificates, and will reduce the notional amount of the Class B Certificates by an amount equal to the principal amount of the Underlying Capital Securities sold. If a Warrantholder fails to make the required payment on the Warrant Exercise Date, the Underlying Capital Securities will not be sold, the Class A Certificates will not be redeemed and the notional amount of the Class B Certificates will not be reduced. Any such failure will not affect a Warrantholder's right to exercise the Call Warrant at a later date.

         Upon receipt by the Trustee of a notice that all or a portion of the Underlying Capital Securities are being purchased by a Warrantholder, the Trustee will select by lot for redemption a principal amount of Class A Certificates equal to the principal amount of Underlying Capital Securities to be purchased. The Trustee will notify the Class A Certificateholders, Moody's and S&P of a Warrantholder's intent to exercise a Call Warrant.

Redemption of the Class A Certificates Upon Redemption of the Underlying Capital Securities

         Upon receipt by the Trustee of a notice that all or a portion of the Underlying Capital Securities are to be redeemed, the Trustee will select by lot for redemption a principal amount of Class A Certificates equal to the principal amount of Underlying Capital Securities to be redeemed and establish the date such Class A Certificates are to be redeemed. Notice of such redemption will be given by the Trustee to the registered Class A Certificateholders at such registered Class A Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee will not be required to give notice of redemption prior to the third Business Day after the date it receives notice of such redemption.

         Goldman has the right to redeem the Junior Debentures in whole at any time or in part from time to time (provided that no partial redemption may occur during an Extension Period) (an "Optional Redemption"), or in whole at any time within 90 days after the occurrence of a Tax Event or Investment Company Event (each such term defined herein) (a "Special Event Redemption"), in each case, at a price equal to the greater of (i) 100% of the principal amount of the Junior Debentures to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due from the redemption date to the maturity date on a semiannual basis at a certain treasury rate plus (a) 20 basis points, in the case of an Optional Redemption or (b) 50 basis points, in the case of a Special Event Redemption, plus in each case, accrued and unpaid interest on the principal amount of the Junior Debentures being redeemed to the date of redemption.

         Upon any redemption of the Junior Debentures (whether as a result of an Optional Redemption or a Special Event Redemption), the Underlying Capital Securities will be mandatorily redeemed.

         A "Tax Event" means the receipt by the Underlying Issuer of an opinion of counsel to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

         o the Underlying Issuer is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the Junior Debentures;

         o interest payable by Goldman on the Junior Debentures is not, or within 90 days after the opinion of counsel will not be, deductible by Goldman, in whole or in part, for U.S. federal income tax purposes; or

         o the Underlying Issuer is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         As used above, the term "tax change" means any of the following:

         o any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

         o any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving Goldman or the Underlying Issuer or is subject to review or appeal, if the pronouncement, action or decision is announced or occurs on or after the date of the issuance of the capital securities.

         An "Investment Company Event" means the receipt by the Underlying Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Underlying Issuer or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the capital securities, there is more than an insubstantial risk that the Underlying Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act.

         Upon the occurrence of an Optional Redemption or a Special Event Redemption, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) Class A Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Capital Securities to be redeemed, will be redeemed at a price equal to $25 per Class A Certificate plus accrued and unpaid interest thereon;
(ii) Class B Certificateholders will receive accrued and unpaid interest on the Class B Certificates on the notional amount of the Class B Certificates to be reduced; (iii) (to the extent of funds available) the Class B Certificateholders will receive an amount equal to the present value of any scheduled interest distributions due from the date of redemption (assuming the Class B Certificates would have been paid when due and would not have been redeemed prior to the Class B Maturity Date, and excluding accrued and unpaid interest thereon to the date of redemption) on the Class B Certificates with a notional amount equal to the principal amount of the Underlying Capital Securities to be redeemed, discounted to the date of redemption on a semiannual basis at a rate of 6.000% per annum, and the notional amount of such Class B Certificates will be reduced by an amount equal to the principal amount of the Underlying Capital Securities to be redeemed; and (iv) Call Warrants proportionate to the amount of Underlying Capital Securities to be redeemed will become immediately exercisable on a pro rata basis for each holder of Call Warrants and, if in the money, will be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above.

         All payments to Class B Certificateholders and reductions to the notional amount of Class B Certificates pursuant to clauses (ii) and (iii) above shall be made on a pro rata basis based upon the notional amount of Class B Certificates held by a Class B Certificateholder.

Recovery  on  Underlying  Capital   Securities   Following  Payment  Default  or
Acceleration

         If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to The Depository Trust Company ("DTC") or, for any Class A Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Class A Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Capital Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default, (iv) the Class A Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

         In the event of a Payment Default, the Trustee is required to proceed against the Underlying Issuer or Goldman on behalf of the Class A Certificateholders and the Class B Certificateholders to enforce the Underlying Capital Securities or otherwise to protect the interests of the Class A Certificateholders and the Class B Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that holders of Class A Certificates representing a majority of the Voting Rights on the Class A Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Capital Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the Underlying Capital Securities, the Trustee will distribute the proceeds to the Class A Certificateholders and the Class B Certificateholders. If such proceeds are less than the principal amount of, and accrued interest on, the Underlying Debentures, the proceeds will be distributed such that the percentage of such proceeds received by the Class A Certificateholders equals the Class A Proportion divided by the sum of the Class A Proportion plus the Class B Proportion and the percentage of such proceeds received by the Class B Certificateholders equals the Class B Proportion divided by the sum of the Class A Proportion plus the Class B Proportion (each such term as defined herein) no later than two Business Days after the receipt of immediately available funds (in each case after deducting the costs incurred in connection therewith and subject to the provisions set forth under "Description of the Trust Agreement-Certain Payments to the Depositor" herein); provided that in no case will Class A Certificateholders receive less than 95% of such proceeds or distribution. Such proceeds will be distributed as described above in full satisfaction of the claim of the Class A Certificates and the Class B Certificates.

         A "Payment Default" means a default in the payment of any amount due on the Underlying Capital Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Capital Securities). An "Acceleration" means the acceleration of the maturity of the Underlying Capital Securities after the occurrence of any default on the Underlying Capital Securities other than a Payment Default.

         In the event that the Trustee receives money or other property in respect of the Underlying Capital Securities as a result of a Payment Default on the Underlying Capital Securities (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Class A Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Class A Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the Class A Certificateholders and the Class B Certificateholders such that the percentage of such distribution received by the Class A Certificateholders equals the Class A Proportion divided by the sum of the Class A Proportion plus the Class B Proportion and the percentage of such distribution received by the Class B Certificateholders of the total distribution equals the Class B Proportion divided by the sum of the Class A Proportion plus the Class B Proportion (in each case after deducting the costs incurred in connection therewith and subject to the provisions set forth under "Description of the Trust Agreement-Certain Payments to the Depositor" herein); provided that in no case will Class A Certificateholders receive less than 95% of such proceeds or distribution. Such proceeds will be distributed as described above in full satisfaction of the claim of the Class A Certificates and the Class B Certificates. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Class A Certificateholders.

         Interest and principal payments on the Underlying Capital Securities are payable solely by the Underlying Issuer and by Goldman to the extent of its guarantee. Goldman and the Underlying Issuer are subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of Goldman or the Underlying Issuer could result in delays in payment, partial payment or non-payment of the Class A Certificates.

Action Upon Goldman Failing to Report Under the Exchange Act

         If Goldman ceases to file the periodic reports required under the Exchange Act, the Trustee may be required to distribute in kind or liquidate any remaining Underlying Capital Securities (an "SEC Reporting Failure"). The distribution (whether of proceeds or Underlying Capital Securities) will be
allocated   between   the   Class  A   Certificateholders   and   the   Class  B
Certificateholders such that the percentage received by the Class A Certificateholders of the total distribution equals the Class A Proportion divided by the sum of the Class A Proportion plus the Class B Proportion and the percentage received by the Class B Certificateholders of the total distribution equals the Class B Proportion divided by the sum of the Class A Proportion plus the Class B Proportion (in each case after deducting the costs incurred in connection therewith and subject to the provisions set forth under "Description of the Trust Agreement-Certain Payments to the Depositor" herein); provided that in no case will Class A Certificateholders receive less than 95% of such distribution. In addition, the Call Warrants will become immediately exercisable upon an SEC Reporting Failure (whether such SEC Reporting Failure occurs before or after February 27, 2009) and, if in-the-money, will be deemed to be exercised and will be cash-settled. If the Call Warrants are in the money and are cash settled as described above, the allocation between the Class A Certificates and the Class B Certificates described above will not apply, the Underlying Capital Securities will be liquidated, and the Class A Certificates will receive liquidation proceeds in an amount equal to $25 per Class A Certificate plus accrued and unpaid interest, and the Class B Certificates will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon.

         "Class A Proportion" means the sum of the present values (discounted at the rate of 6.000% per annum) of (i) any unpaid interest distributions due or to become due on the Class A Certificates and (ii) the outstanding principal amount of the Class A Certificates (in each case assuming that the Class A Certificates are paid when due and are not redeemed prior to the Maturity Date).

         "Class B Proportion" means the sum of the present values (discounted at the rate of 6.000% per annum) of any unpaid interest distributions due or to become due on the Class B Certificates (assuming for purposes of such calculation, that the Underlying Capital Securities would have been paid in full at their stated maturity, that such acceleration or default had not occurred and that no portion of the Underlying Capital Securities would have been redeemed prior to such stated maturity date).

Liquidation of Underlying Issuer

         Goldman has the right to liquidate the Underlying Issuer at any time and cause the Junior Debentures to be distributed to the holders of the Underlying Capital Securities in liquidation of the Underlying Issuer.

         In the event the Junior Debentures are distributed to the Trust as a result of the liquidation of the Underlying Issuer, such distribution will not cause the Certificates to be redeemed. Instead, the Trust will hold the Junior Debentures for the benefit of the holders of the Certificates in accordance with the terms of the Trust Agreement.

Listing on the New York Stock Exchange

         The Class A Certificates are expected to be authorized for listing, upon official notice of issuance, with the New York Stock Exchange ("NYSE"). There can be no assurance that the Class A Certificates, once listed, will continue to be eligible for trading on the NYSE.

Form of the Class A Certificates

         The Class A Certificates will be delivered in registered form. The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $25 and integral multiples thereof. Class A Certificateholders will not receive physical certificates except in the limited circumstances described in the accompanying Prospectus.

Description of the Class B Certificates

         There will also be a class of interest-only certificates that are not offered hereby designated as the Class B Certificates. The Class B Certificates will have a notional amount equal to the principal amount of the Underlying
Capital Securities. The Class B Certificates will accrue interest on their notional amount at the rate of 0.345% per annum payable on each distribution date.

         Scheduled interest distributions on the Class A Certificates will rank on a parity with distributions on the Class B Certificates. The holders of the Class B Certificates will not receive a distribution of principal from the Underlying Capital Securities unless a Payment Default or Acceleration occurs with respect to the Underlying Capital Securities or an SEC Reporting Failure occurs. See "Description of the Class A Certificates - Recovery on Underlying Capital Securities Following Payment Default of Acceleration" and "--Action Upon Goldman Failing to Report Under the Exchange Act."

                       DESCRIPTION OF THE TRUST AGREEMENT

General Distributions

         The Class A Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. A Current Report on Form 8-A relating to the Class A Certificates containing a copy of the CorTS(R) Supplement 2004-4 to the Trust Agreement as executed will be filed by the Company with the Commission following the issuance and sale of the Class A Certificates. The assets of the Trust created under the Trust Agreement will consist of (i) the Underlying Capital Securities (subject to the Call Warrants) and (ii) all payments on or collections in respect of the Underlying Capital Securities due after the Closing Date, including payments to the Trust under the Call Warrants, if any. Reference is made to the accompanying Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Class A Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

Certain Payments to the Depositor

         On August 15, 2004, as payment of the balance of the purchase price for the Underlying Capital Securities, the Trustee will pay to the Depositor the amount of the interest accrued on the Underlying Capital Securities from February 15, 2004 to but not including the Closing Date. In the event the Depositor is not paid such accrued interest on such date, the Depositor will have a claim for such accrued interest, and will share on a parity with the Class A Certificateholders and the Class B Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Capital Securities.

The Trustee

         U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2500.

         The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement, the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or gross negligence in the performance of the Trustee's duties under the Trust Agreement.

         Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, but will not have any claim against the Trust with respect thereto.

Events of Default

         There are no events of default with respect to the Class A Certificates. If a Payment Default or Acceleration occurs (or other default with respect to the Underlying Capital Securities occurs), the Trustee will act upon the instruction of Class A Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee, to recover amounts due on the Underlying Capital Securities and distribute the proceeds from such recovery (after deducting the costs incurred in connection therewith and subject to the provisions set forth above under "--Certain Payments to the Depositor") to the Certificateholders in the manner described herein. See "Description of the Class A Certificates--Recovery on Underlying Capital Securities Following Payment Default or Acceleration" herein.

Trust Not Permitted to Enter into Other Transactions

         The activities of the Trust will be limited to the purchase of the Underlying Capital Securities and the issuance of the Class A Certificates, the Class B Certificates and the Call Warrants.

Voting Rights

         The Class A Certificateholders will have 100% of the total voting rights as specified in the Trust Agreement (the "Voting Rights"). All Voting Rights with respect to the Class A Certificates will be allocated in proportion to the respective principal balances of the then-outstanding Class A Certificates held by such Class A Certificateholders on any date of determination.

Voting of Underlying Capital Securities

         The Trustee, as holder of the Underlying Capital Securities, has the right to vote and give consents and waivers in respect of such Underlying Capital Securities as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Underlying Issuer for its consent to any amendment, modification or waiver of the Underlying Capital Securities or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Capital Securities, the Trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each Class A Certificateholder of record as of such date. The Trustee will request instructions from the Class A Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Class A Certificates) as the Class A Certificates of the Trust were actually voted or not voted by the Class A Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Capital
Securities, including, without limitation, any demand to accelerate the Underlying Capital Securities or (ii) which would result in the exchange or substitution of any Underlying Debenture whether or not pursuant to a plan for the refunding or refinancing of such Underlying Debenture, except in each case with the unanimous consent of the Class A Certificateholders, the Class B Certificateholders and the Warrantholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The

Trustee will have no liability for any failure to act resulting from Class A Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Class A Certificateholders.

Termination of the Trust

         The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Class A Certificates and the Class B Certificates,
(ii) the distribution of the proceeds received upon a recovery on the Underlying Capital Securities (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Underlying Capital Securities), (iii) the liquidation or distribution in-kind of the Underlying Capital Securities in the event of an SEC Reporting Failure by Goldman or (iv) the sale by the Trust in accordance with the Call Warrants of all the Underlying Capital Securities and the distribution in full of all amounts due to the Class A Certificateholders and the Class B Certificateholders. Under the terms of the Trust Agreement and the Call Warrants, the Class A Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Capital Securities if and for so long as the Call Warrants remain outstanding, without the unanimous consent of the Warrantholders.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following supplements the discussion in "Certain Federal Income Tax Considerations" in the accompanying Prospectus and should be read in conjunction therewith.

         Upon the issuance of the Class A Certificates, Orrick, Herrington & Sutcliffe LLP will deliver its opinion that the Trust (although the matter is not free from doubt), will be a grantor trust for federal income tax purposes, but in any event will not be an association taxable as (or a publicly traded partnership treated as) a corporation. The following discussion assumes that the Trust will be so treated as a grantor trust. Accordingly, each Class A Certificateholder will be treated as the owner of its pro rata share of the Underlying Capital Securities (less the interest represented by the Class B Certificates) and as the writer of its pro rata share of the Call Warrants. The Underlying Capital Securities (less the interest represented by the Class B Certificates) are referred to as the "Stripped Underlying Capital Securities."

         Because the Class A Certificateholders will be deemed to receive their pro rata share of the revenue from the sale of the Call Warrants, such amount deemed received (the "Call Warrant Premium"), which will equal $0.69 per $25 Class A Certificate, will correspondingly increase their basis in the assets of the Trust. This Call Warrant Premium will constitute option premium that will not be includable in income when received. Rather, such premium will be added to the amount received upon sale or exchange of the Class A Certificates, or will constitute short term capital gain upon lapse of the Call Warrants.

         The Trust will not identify the Stripped Underlying Capital Securities and Call Warrants as part of an integrated transaction. Prospective investors should consult their own tax advisors, however, regarding whether such treatment is available to them on an individual basis and, if so, if it would be beneficial to them.

         For information reporting purposes, absent the occurrence of a deferral of interest payments by the Underlying Issuer, interest payments will be reported to you (and to the Internal Revenue Service) in the same manner as reported to holders of the Underlying Capital Securities, which currently is on Form 1099, as interest and not original issue discount, and will be included in your income as it is paid (or, if you are an accrual method taxpayer, as it is accrued) as interest (and not as original issue discount). See "Certain Federal Income Tax Considerations" in the accompanying Prospectus.

         Should Goldman exercise its right to defer payments of interest on the Junior Debentures, each holder of the Underlying Capital Securities, and thus each holder of the Certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Certificates for United States federal income tax purposes, which will be allocated but not distributed to it. As a result, each such holder of a Certificate will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Underlying Issuer if the holder disposes of its Certificates prior to the record date for the payment of distributions thereafter.

         Although the Class A Certificates are expected to trade "flat," that is, without a specific allocation to accrued interest, for federal income tax purposes a portion of the amount realized on sale will be treated as accrued interest and thus will be taxed as ordinary income to the seller (and will not be subject to tax in the hands of the buyer).

         The Underlying Issuer has the right to defease the Underlying Debentures. In the event that the Underlying Issuer exercises this right, such defeasance may be considered to be an exchange for federal income tax purposes, and, consequently, may be a taxable event to Certificateholders.

         In the event a Class A Certificateholder allocates a basis in its pro rata share of the Stripped Underlying Capital Securities that is greater than the principal amount of such Stripped Underlying Capital Securities (which will occur with respect to the initial Class A Certificateholders), such Class A Certificateholder should consult its own tax advisors with respect to whether or not it should elect to amortize such premium, if any, with respect to such Stripped Underlying Capital Securities under section 171 of the Internal Revenue Code of 1986.

         Your position in the Stripped Underlying Capital Securities and the Call Warrants likely will constitute a straddle for federal income tax purposes. Thus, any gain or loss realized upon sale, redemption, or other disposition of the Class A Certificates will be short term capital gain or loss, even if you have held the Class A Certificate for more than one year. In addition, a portion of any interest expense incurred to acquire (or carry) the Class A Certificates may be deferred and added to your basis in the Class A Certificates.

         If a subsequent holder purchases its Class A Certificate at a discount, such holder's pro rata share of the Stripped Underlying Capital Securities will likely constitute an original issue discount (and not a market discount) obligation. Accordingly, subsequent purchasers should consult with their own tax advisors with respect to whether they have to accrue original issue discount on their pro rata interest in the Stripped Underlying Capital Securities.

         In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Class A Certificateholder, by its acceptance of its Class A Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns (making such elections as to individual items as may be appropriate) in accordance with Treasury Regulations Section 1.761-2(b) (i.e., in a manner consistent with the exclusion of the Trust from partnership tax accounting).

         For additional information, including a discussion of the effects of the Trust being classified as a partnership, see "Certain Federal Income Tax Considerations" in the accompanying Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986 (the "Code") impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account ("IRA") or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Plan").

         ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code (collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in Class A Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Issuer, Goldman, the Underwriter, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

         If an investment in Class A Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a Class A Certificate (as a result of the Underlying Capital Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under
Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the United States Department of Labor (the "DOL"). Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the DOL regulations (the "Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquires a Class A Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

         The Underwriter expects that the Class A Certificates will satisfy the criteria for treatment as publicly-offered securities under the Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and
(iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         The Underwriter will verify that there will be at least 100 separate purchasers (whom the Underwriter has no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering. There is no assurance that the 100 independent investor requirement of the "publicly-offered security" exception will, in fact, be satisfied.

         Nothing herein shall be construed as a representation that an investment in the Class A Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be "plan assets," such as an insurance company investing assets of its general account, proposing to acquire Class A Certificates should consult with its counsel.

                                  UNDERWRITING

         Subject  to the terms  and  conditions  set  forth in the  Underwriting
Agreement (the "Underwriting Agreement") between the Underwriter and the Company, the Company will sell the Class A Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Company all of the Class A Certificates. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates if any Class A Certificates are purchased.

         The Company has been advised by the Underwriter that it proposes initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Class A Certificate. The Underwriter may allow and such dealers may reallow a concession not in excess of $0.45. After the initial public offering, the public offering price and the concessions may be changed.

         The Class A Certificates are a new issue of securities with no established trading market. The Class A Certificates are expected to be approved for listing, subject to official notice of issuance, on the NYSE. In order to meet one of the requirements for listing the Class A Certificates on the NYSE, the Underwriter has undertaken to sell the Class A Certificates to a minimum of 400 beneficial owners. Trading of the Class A Certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof. The Underwriter has told the Company that it presently intends to make a market in the Class A Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Class A Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Class A Certificates will develop or as to the liquidity of any trading market.

         The Class A Certificates are expected to trade flat. This means that any accrued and unpaid interest on the Class A Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Class A Certificates not included in the trading price.

         Until the distribution of the Class A Certificates is completed, rules of the Commission may limit the ability of the Underwriter to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

         If the Underwriter creates a short position in the Class A Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Class A Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Class A Certificates in the open market. The Underwriter may also impose a penalty bid on certain selling group members. This means that if an Underwriter purchases Class A Certificates in the open market to reduce its short position or to stabilize the price of the Class A Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Class A Certificates as part of the offering.

         In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Class A Certificate to the extent that it were to discourage resales of the Class A Certificates.

         Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Class A Certificates. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

         Citigroup Global Markets Inc. is an affiliate of the Company, and the participation by Citigroup Global Markets Inc. in the offering of the Class A Certificates complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                     RATINGS

         It is a condition to the establishment of the Trust and the issuance of the Class A Certificates that the Class A Certificates be rated identically to the Underlying Capital Securities by both Moody's and S&P. As of the date of this Prospectus Supplement, Moody's and S&P have rated the Underlying Capital Securities "A1 (outlook stable)" and "A- (outlook stable)", respectively.

         The ratings address the likelihood of the receipt by holders of the Class A Certificates of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Capital Securities. The rating does not address the likelihood of Goldman failing to report under the Exchange Act.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P and Moody's. Each security rating should be evaluated independently of any other security rating.

         The Company has not requested a rating on the Class A Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by S&P and Moody's.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Class A Certificates will be passed upon for the Company and for the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                 INDEX OF TERMS


Acceleration, 20
Business Day, 16
Call Warrant Premium, 25
Call Warrants, 13
Certificates, 13
Class A Certificateholders, 13
Class A Certificates, 13
Class A Proportion, 21
Class B Certificateholders,  13
Class B Certificates,  13
Class B Maturity  Date, 13
Class B Proportion,  22
Closing Date, 13
Code, 27
Commission, 14
Company,  13
Depositor,  13
DOL,  27
DTC,  20
ERISA,  27
Exchange  Act, 13
Extension Period, 16
Goldman,  3, 13
Investment Company Event, 19
IRA, 27
Junior Debentures,  3
Junior Subordinated  Debentures,  13
Maturity Date, 14
Moody's, 8
NYSE, 22
Optional Redemption, 5, 11, 18
Parties in Interest, 27
Payment Default, 20
Plan, 27
Regulation,  27
S&P, 8
SEC Reporting Failure,  21
Securities Act, 14
Special Event Redemption,  5, 11, 18
Specified Currency,  16
Stripped Underlying Capital  Securities,  25
Tax Event,  18
Term Assets,  13
Term Assets Issuer,  13
Trust,  13
Trust  Agreement,  13
Trust  Indenture  Act,  13
Underlying  Capital Securities,  3, 13
Underlying  Capital  Securities  Prospectus,  14
Underlying Capital  Securities   Registration   Statement,  14
Underlying  Issuer,  3,  13
Underwriter,  15
Underwriting  Agreement,  28
Voting Rights,  24
Warrant Class B Purchase Price, 17
Warrant Exercise Date, 17
Warrantholders, 13

                                                                      APPENDIX A

                DESCRIPTION OF THE UNDERLYING CAPITAL SECURITIES

         The "Summary of Terms of the Underlying Capital Securities" and the "Excerpts From the Underlying Capital Securities Prospectus" below are qualified in their entirety by reference to the Underlying Capital Securities Prospectus and the Underlying Capital Securities Registration Statement referred to below. Prospective investors in the Class A Certificates are urged to obtain a copy of and read the Underlying Capital Securities Prospectus and the Underlying Capital Securities Registration Statement. Neither the Depositor nor any of its affiliates nor the Underwriter makes any representation about the completeness or accuracy of information in the Underlying Capital Securities Prospectus or the Underlying Capital Securities Registration Statement.

1.   Summary of Terms of the Underlying Capital Securities

Term Assets Issuer:                     Goldman Sachs Capital I

Term Assets:                            6.345%  Capital  Securities due February
                                        15, 2034

Original Principal Amount Issued:       $2,750,000,000

CUSIP No.:                              38143VAA7

Stated Interest Rate:                   6.345% per annum

Interest Payment Dates:                 February 15 and August 15

Maturity Date:                          February 15, 2034

Redemption:                             Goldman  has the  right  to  redeem  the
                                        Junior  Debentures  in whole at any time
                                        or in part from  time to time  (provided
                                        that no  partial  redemption  may  occur
                                        during   an   Extension    Period)   (an
                                        "Optional  Redemption"),  or in whole at
                                        any  time   within  90  days  after  the
                                        occurrence  of a Tax Event or Investment
                                        Company  Event  (each such term  defined
                                        herein) (a "Special Event  Redemption"),
                                        in each  case,  at a price  equal to the
                                        greater  of (i)  100%  of the  principal
                                        amount of the  Junior  Debentures  to be
                                        redeemed  or (ii) the sum of the present
                                        values   of  the   remaining   scheduled
                                        payments  of   principal   and  interest
                                        thereon  that  would  be  due  from  the
                                        redemption  date to the maturity date on
                                        a semiannual basis at a certain treasury
                                        rate  plus (a) 20 basis  points,  in the
                                        case of an Optional Redemption or (b) 50
                                        basis  points,  in the case of a Special
                                        Event  Redemption,  plus in  each  case,
                                        accrued  and  unpaid   interest  on  the
                                        principal    amount   of   the    Junior
                                        Debentures being redeemed to the date of redemption.

Minimum Denomination:                   $1,000

Currency of Denomination:               U.S. dollars

Form:                                   Book-Entry

Term Assets Prospectus:                 Prospectus supplement dated February 12,
                                        2004  related  to  a  prospectus   dated
                                        February 6, 2004

Term Assets Registration Statement:     333-112367

Principal  Amount  of  Term  Assets     $100,000,000
Deposited Under Trust Agreement:

2.   Excerpts From the Underlying Capital Securities Prospectus

         Set forth below are certain sections or excerpts of certain sections of the Underlying Capital Securities Prospectus, which may be summarized in part and which set forth the material terms of the Underlying Capital Securities. The terms "Goldman Sachs Capital I", "Issuer Trust", "our," "us" or "we" means the Underlying Issuer, the term "capital securities" includes the Underlying Capital Securities and the term "you" means the holders of the Underlying Capital Securities. All references to section numbers hereof relate to the section numbers of the indenture (as defined herein). You should refer to the Underlying Capital Securities Prospectus for definitions of capitalized terms not defined in this section.

         The Indenture. The capital securities will be issued pursuant to the amended and restated trust agreement among Goldman Sachs Capital I and The Bank of New York, as trustee.

         Ranking. The capital securities will rank (i) equally, and payments on them will be made pro rata, with the trust common securities of the Issuer Trust, (ii) junior to all of Goldman's senior indebtedness (and most of Goldman senior subordinated debt) and (iii) senior to Goldman common stock. However, the capital securities will rank senior to the trust common securities as to payment if and so long as Goldman fail to make a principal or interest payment on the Junior Debentures when due. Neither the capital securities, the Junior Debentures nor the guarantee will contain any terms that will limit Goldman ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the Junior Debentures and the guarantee.

         Modification of Indentures.


         Modifications not requiring consent of holders. Goldman may (but, for the avoidance of any doubt, Goldman is not required to) amend the amended and restated trust agreement from time to time, without the consent of the holders of the capital securities:

     o to cure any ambiguity, correct or supplement any provisions in the amended and restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the amended and restated trust agreement, which will not be inconsistent with the other provisions of the amended and restated trust agreement; or

     o to modify, eliminate or add to any provisions of the amended and restated trust agreement as necessary to ensure that the Issuer Trust;

         o    will be  classified  for U.S.  federal  income tax  purposes as a grantor trust or as other than an association taxable as a corporation at all times that any capital securities are outstanding, or

         o will not be required to register as an "investment company" under the Investment Company Act of 1940;

         provided that:

         o no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

         o any such amendment will become effective when notice of the amendment is given to the holders of the capital securities.

         Modifications requiring consent of holders. The amended and restated trust agreement may be amended by Goldman with the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding capital securities; and receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust's status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act of 1940; provided that, without the consent of the holder of each capital security, the amended and restated trust agreement may not be amended to:

     o reduce the amount or change the timing of any distribution on such capital security or otherwise adversely affect the amount of any distribution required to be made in respect of such capital security when due and payable; or

     o    restrict  the  right  of  such  holder  to  institute   suit  for  the
          enforcement of any such payment on such capital security on or after the date when due and payable.

         Guarantee. The guarantee agreement executed by Goldman for the benefit of the holders of the capital securities will be subordinated with respect to the capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the Issuer Trust does not have funds available to make such payments.


          Events of Default. A "trust event of default" is defined as any one of the following events:

     o any debenture event of default with respect to the Junior Debentures has occurred and is continuing;

     o default for 30 days by the Issuer Trust in the payment of any distribution on any capital security or common trust security of the Issuer Trust;

     o default by the Issuer Trust in the payment of the redemption price of any capital security or common trust security of the Issuer Trust;

     o failure by the Issuer Trust trustees to perform any other covenant or warranty in the amended and restated trust agreement for 60 days after the holders of at least 25% in aggregate liquidation amount of the o outstanding capital securities give written notice of the default to Goldman and the Issuer Trust trustees; or

     o bankruptcy, insolvency or reorganization of the property trustee and the failure by Goldman to appoint a successor property trustee within 90 days.

          A "debenture event of default" is defined as any one of the following events:

     o Goldman does not pay the principal or any premium on any Junior Debenture on the due date;

     o Goldman does not pay interest on any Junior Debenture within 30 days after the due date;

     o Goldman remains in breach of any covenant contained in the subordinated debt indenture for the benefit of the Junior Debentures for 60 days after Goldman receives a notice of default from the subordinated debt trustee or the holders of at least 10% in principal amount of the outstanding Junior Debentures stating that Goldman are in breach and requiring Goldman to remedy the breach;

     o Goldman files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to o Goldman occur. Those events must arise under U.S. federal or state law, unless Goldman has merged, consolidated or sold its assets and the successor firm is a non-U.S. entity.

         The Issuer Trust will not be obligated to pay any amount on the capital securities unless it has received payment of the corresponding amount on the Junior Debentures. Consequently, any failure of the Issuer Trust to make payment on the capital securities on a payment date will not result in a trust event of default unless (1) the Issuer Trust has received the corresponding payment from Goldman (and, in the case of an overdue distribution, a 30-day grace period has ended) or (2) Goldman has failed to make the corresponding payment when due under the subordinated debt indenture (and, in the case of any overdue interest, a 30-day grace period has ended), so that a debenture event of default occurs.

         Remedies for Trust Events of Default. If a trust event of default has occurred and is continuing, the property trustee will be obligated to enforce the amended and restated trust agreement for the benefit of the holders of the trust securities, subject to the terms and conditions of that agreement. In the case of any trust event of default resulting from a debenture event of default, however, the property trustee will be obligated to act solely on behalf of the holders of capital securities and not on behalf of the holders of trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf, in each case until that trust event of default has been cured, waived or otherwise eliminated. The property trustee is under no obligation to exercise any of the powers vested in it by the amended and restated trust agreement at the request of any holder of capital securities unless it is offered a reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred as a result.

         Remedies for Debenture Events of Default. If a debenture event of default has occurred and is continuing, and if that debenture event of default is attributable to Goldman's failure to pay the principal of or any premium or interest on the Junior Debentures on the applicable due date (and after a 30-day grace period in the case of overdue interest), then a holder of capital securities may institute a legal proceeding against Goldman directly to enforce the payment to the extent of the holder's capital securities. This means that the holder may directly sue for enforcement of payment to such holder of the principal of or premium or interest on the Junior Debentures having a principal amount equal to the aggregate liquidation amount of the holder's capital securities on or after the applicable due date specified in the Junior Debentures (and after a 30-day grace period in the case of overdue interest). The holder need not first (1) direct the property trustee to enforce the terms of the Junior Debentures or (2) sue to enforce the property trustee's rights under the Junior Debentures.

         In connection with a direct action, Goldman will be subrogated to the rights of the holder of capital securities under the amended and restated trust agreement to the extent of any payment made by Goldman to that holder in the direct action. This means that Goldman will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from Goldman.

         Upon the occurrence of a debenture event of default (other than certain bankruptcy-related events), the property trustee, on behalf of the Issuer Trust as the holder of the Junior Debentures, will have the right under the subordinated debt indenture to declare the principal of and interest on the junior debentures to be immediately due and payable. If the property trustee does not exercise this right, then the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities may, by giving notice in writing to Goldman and the subordinated debt trustee, on behalf of the holders of all capital securities, exercise this right. The holders of a majority in liquidation amount of all outstanding capital securities may also, on behalf of all such holders, rescind any such declaration by holders of capital securities and may waive certain prior debenture events of default. Except for the right to bring a direct action, to declare amounts immediately due and payable, to rescind such a declaration and to waive certain past debenture events of default as described above, the holders of capital securities will have no right to exercise any remedy or take any other action under the subordinated debt indenture, and only the property trustee or the subordinated debt trustee will be entitled to do so as provided in the subordinated debt indenture.

PROSPECTUS

                               TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                            STRUCTURED PRODUCTS CORP.
                                    DEPOSITOR

     The Trust Certificates (the "Certificates") offered hereby and by supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class") in one or more foreign or composite currencies, including the European Currency Unit ("ECU"). Certificates of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related Prospectus Supplement accompanying the delivery of this Prospectus. Certificates may be sold for United States dollars or for one or more foreign or composite currencies, and the principal of, premium, if any, and any interest to be distributed in respect of Certificates may be payable in United States dollars or in one or more foreign or composite currencies. Each Series and Class of Certificates may be issuable as individual securities in registered form without coupons ("Registered
Certificates") or in bearer form with or without coupons attached ("Bearer Certificates") or as one or more global securities in registered or bearer form (each a "Global Security").

     Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in securities (the "Term Assets"), issued by one or more issuers (the "Term Assets Issuers"), together with certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Term Assets, the "Deposited Assets"), to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Structured Products Corp. (the "Company") pursuant to a trust agreement and a series supplement thereto with respect to a given Series (collectively, the "Trust Agreement") among the Company, as depositor or transferor, the administrative agent, if any (the "Administrative Agent"), and the trustee (the "Trustee") named in the related Prospectus Supplement. The Term Assets consist of a publicly issued, fixed income debt security or asset backed security or a pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities), organized under the laws of the United States of America or any state, which are subject to the informational requirements of the Securities Exchange Act of 1934 and which in accordance therewith file reports and other information with the Securities and Exchange Commission. If so specified in the related Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the
Deposited Assets (collectively, "Credit Support"). See "Description of Certificates" and "Description of Deposited Assets and Credit Support."

     PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 3 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     Each Class of Certificates of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Deposited Assets in the manner described herein and in the related Prospectus Supplement. A Series may include two or more Classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such Series. The Certificates of each Series (or Class within such Series) offered hereby will be rated at the time of issuance in one of the recognized investment grade rating categories by one or more nationally recognized rating agencies.

     To the extent provided herein and in the applicable Prospectus Supplement, the Company's only obligations with respect to each Series of Certificates will be, pursuant to certain representations and warranties concerning the Deposited Assets, to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to provide for the Credit Support, if any. The principal obligations of an Administrative Agent, if any is named in the applicable Prospectus Supplement, with respect to a Series of Certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of Trust Agreement -- Advances in Respect of Delinquencies."

     The Certificates of each Series will not represent an obligation of or interest in the Company, any Administrative Agent or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by the Company, any Administrative Agent or their respective affiliates.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under "Plan of Distribution" herein and "Method of Distribution" in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is July 28, 2003

                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Certificates to be offered thereby and hereby will set forth, among other things, the following with respect to such Series: (a) the specific designation and aggregate principal amount, (b) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), (c) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations, (d) certain information concerning the type, characteristics and specifications of the Deposited Assets and any Credit Support for such Series or Class, (e) the relative rights and priorities of each such Class (including the method for allocating collections from the Deposited Assets to the Certificateholders of each Class and the relative ranking of the claims of the Certificateholders of each Class to such Deposited Assets), (f) the name of the Trustee and the Administrative Agent, if any, for such Series, (g) the Pass Through Rate (as defined herein) or the terms relating to the applicable method of calculation thereof, (h) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium (if any) and/or principal, (i) the date of issue, (j) the scheduled final Distribution Date, if applicable, (k) the offering price, (l) any exchange, whether mandatory or optional, the redemption terms and any other specific terms of Certificates of each such Series or Class. See "Description of Certificates -- General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Company does not intend to send any financial reports to Certificateholders.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates will be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Structured Products Corp., 390 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the Secretary of Structured Products Corp. at (212) 816-6000.

                          REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Certificates. See "Description of Certificates -- Global Securities" and "Description of Trust Agreement -- Reports to Certificateholders; Notice." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Company, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Citigroup Global Markets Inc. (the "Offering Agent") will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate. Such request must be made on or before the fifth Business Day (as defined herein) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent. Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

     References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                                  RISK FACTORS

     In connection with an investment in the Securities of any Series, prospective investors should consider, among other things, the material risk factors set forth below and any additional material risk factors set forth in the applicable Prospectus Supplement.

     The Certificates May Not Be a Liquid Investment. There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

     Certificates Are Limited Obligations and Are Not Recourse Obligations of the Company or Its Affiliates. The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates. The Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Issuer, or any other Person. The obligations, if any, of the Company with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to the Term Assets or other Deposited Assets. The Company does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If, for example, the Company were required to repurchase a Term Asset with respect to which the Company has breached a representation or warranty, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of such Term Asset to the Company, or from a reserve fund established to provide funds for such repurchases. The Company has no obligation to establish or maintain any such reserve fund.

     Trust Consists of Limited Assets and Payments on the Certificates Will Be Made Solely from Deposited Assets. The only material assets expected to be in a Trust are the Deposited Assets corresponding to the related Series (or Class) of Certificates being offered. The Certificates are not insured or guaranteed by the Company, any Administrative Agent or any of their affiliates. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement. See "Description of Deposited Assets and Credit Support."

     Average Life and Yield of Certificates May Vary Thus Creating Reinvestment Risk. The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment, amortization, acceleration of payment rate, slow down of payment rate or extension of maturity or amortization with respect to the related Term Assets (or portion thereof) and the manner and priority in which collections from such Term Assets and any other Deposited Assets are allocated to each Class of such Series. Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Term Assets and any other Deposited Assets. See "Maturity and Yield Considerations."

     Tax Considerations Should Be Reviewed. Special Tax Counsel has delivered an opinion to the Company that the discussion contained herein under the caption "Certain Federal Income Tax Considerations," to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects. Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and unless otherwise indicated in the Prospectus Supplement does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service ("IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If, contrary to Special Tax Counsel's opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. See "Federal Income Tax Considerations" herein and in the related Prospectus Supplement.

     Investment Company Act of 1940 Considerations Should Be Reviewed. The Investment Company Act of 1940 defines as an "investment company" any issuer that is engaged in the business of investing, reinvesting, owning, holding, or trading in securities. Unless an exclusion or safe harbor applies, a company is an investment company of it owns "investment securities" with a value exceeding forty percent (40%) of the value of its total assets on an unconsolidated basis, excluding government securities and cash items. One exclusion from the definition of "investment company" is provided to issuers of asset backed securities that comply with Rule 3a-7 of the Investment Company Act. The Company believes, based on opinion of counsel, that each Trust formed for the issuance of Certificates meets the requirements of Rule 3a-7 of the Investment Company Act and thus is not an "investment company" for purposes of the Investment Company Act. Failure to meet this or any other exclusion from the definition of "investment company" would require the Trust to register as an "investment company" under the Investment Company Act. Regulation of any Trust under the Investment Company Act likely would have a material adverse impact on that Trust, and distributions to holders of the Certificates of that Trust could be seriously impaired.

     Limited Nature of Rating; Reduction or Withdrawal of Rating Could Occur Which May Adversely Affect the Value of the Certificates. At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus

Supplement, the rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. In addition, the rating does not address the likelihood that the principal amount of any Series or Class will be paid prior to any final legal maturity date. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Certificates may not be offered pursuant to this Prospectus, in which case such Class or Classes may or may not be rated in an investment grade category by a Rating Agency.

     Global Securities Limit Direct Voting and Ability to Pledge Certificates. The Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined herein) and will not be issued as individual definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Hence, until such time, such purchasers will only be able to exercise the rights of
Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited. See "Description of Certificates -- Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related Prospectus Supplement.

     Risks With Respect to Currency, Exchange Rates and Exchange Controls May Exist. The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement. An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

     IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS. See "Currency Risks."

     Trust May Include Derivatives Which Could Affect the Value of the Certificates. A Trust may include various derivative instruments, including interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities such as warrants or can be embedded in securities such as certain commodity or equity-linked bonds with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

     Fluctuations in securities, currency and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement. Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

     Publicly Available Information Concerning Term Assets Issuers Should Be Reviewed; Risk of Loss if Public Information Not Available. It is strongly recommended that each prospective purchaser of Certificates obtain and evaluate the same information concerning each Term Assets Issuer (as defined herein) as it would obtain and evaluate if it were investing directly in the Term Assets or in other securities issued by the Term Assets Issuer. The publicly-available information concerning a Term Assets Issuer is important in considering whether to invest in or sell Certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell Certificates could be impeded. The information in this Prospectus and any Prospectus Supplement concerning the Term Assets and the Term Assets Issuers has been obtained from publicly available documents, and none of the Company, the Trustee or any of their affiliates has undertaken, or will undertake, any investigation of the accuracy or completeness of such documents (whether or not filed with the Commission) or the financial condition or creditworthiness of any Term Assets Issuer. The issuance of Certificates of any Series should not be construed as an endorsement by the Company or the Trustee or any of their affiliates of the financial condition or business prospects of any Term Assets Issuer.

     Remedies Available to Certificateholders Are Limited Due to Passive Nature of the Trust. The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Term Assets. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Term Assets Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Term Assets or the exercise by a third party of the right to purchase Term Assets (as described below under "Description of Trust Agreement -- Termination"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

     Optional Exchange for Deposited Assets Will Generally Be Unavailable. Although the Prospectus Supplement for a Series of Certificates may designate such Series as an Exchangeable Series (as defined herein) and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right would not be inconsistent with the Company's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder. See "Description of Certificates -- Optional Exchange." Accordingly, the optional exchange right described in this Prospectus under the heading "Description of Certificates -- Optional Exchange" and further described in the relevant Prospectus Supplement may be available only to the Company and its affiliates and designees. Other Certificateholders will generally not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an optional exchange right will decrease the outstanding aggregate amount of Certificates of the applicable Exchangeable Series.
                            ------------------------

     The Prospectus Supplement for each Series of Certificates will set forth information regarding any additional material risk factors applicable to such Series (and each Class within such Series).

                                   THE COMPANY

     The Company was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Citigroup Global Markets Holdings Inc. The Company will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets (including Deposited Assets and Credit Support) in connection therewith or with the creation of a Trust and in activities related or incidental thereto. The Company does not have, nor is it expected to have, any significant unencumbered assets. The Company's principal executive offices are located at 390 Greenwich Street, New York, New York 10013 (telephone (212) 816-6000).

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of each Series or Class of Certificates (whether or not offered hereby) will be used by the Company for such purposes as may be specified in the applicable Prospectus Supplement. Such purposes may include, without limitation, purchasing the related Deposited Assets (or providing a Trust with funds to purchase such Deposited Assets) and arranging certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or other account for the benefit of the Certificateholders of such Series or Class. Any remaining net proceeds will be used by the Company for general corporate purposes.

                             FORMATION OF THE TRUST

     The Company will assign the Deposited Assets (or cash to purchase such assets) for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the
Certificateholders of such Series. See "Description of Trust Agreement -- Assignment of Deposited Assets." The Deposited Assets will consist of a publicly issued, fixed income debt security or asset backed security or pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States of America or any state, which are subject to the informational requirements of the Exchange Act and which in accordance therewith file reports and other information with the Commission. See "Description of Deposited Assets and Credit Support." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee's Fee"). Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the "Administration Fee") as specified in the Prospectus Supplement. See "Description of Trust Agreement -- Collection and Other Administrative Procedures" and "-- Retained Interest; Administrative Agent Compensation and Payment of Expenses." The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

     The Company's assignment of the Deposited Assets to the Trustee will be without recourse. To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent, if any, so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement, its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of Trust Agreement -- Advances in Respect of Delinquencies," and its obligations, if any, to purchase Deposited Assets as to which there has been a breach of certain representations and warranties or as to which the documentation is materially defective. The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of Trust Agreement -- Advances in Respect of Delinquencies."

     To the extent provided in the related Prospectus Supplement, each Trust will consist of (i) the applicable Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by the Company or any previous owner thereof, as from time to time are specified in the Trust Agreement; (ii) such collections as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets and Credit Support -- Credit Support"; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advance, reserve fund or surety bond.

     In addition, to the extent provided in the applicable Prospectus Supplement, the Company will obtain Credit Support for the benefit of the Certificateholders of any related Series (or Class within such Series) of Certificates.

                        MATURITY AND YIELD CONSIDERATIONS

     Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Term Assets and the terms, if any, upon which such Term Assets may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at
                                        8
the option of the holders thereof) or extension of maturity. The provisions of the Term Assets with respect to the foregoing may affect the weighted average life of the related Series of Certificates.

     The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series. The yield to maturity of any Series (or Class within such Series) may be affected by any optional or mandatory redemption, repayment, amortization or extension of maturity of the related Term Assets. A variety of tax, accounting, economic, and other factors will influence whether any applicable party exercises any right of redemption, repurchase or extension in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a Term Assets Issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Term Assets, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Term Asset redeemable at the option of a Term Assets Issuer will be repaid prior to its stated maturity.

     To the extent specified in the related Prospectus Supplement, each of the Term Assets will be subject to acceleration upon the occurrence of certain Term Asset Events of Default (as defined herein). The maturity and yield on the Certificates will be affected by any early repayment of the Term Assets as a result of the acceleration of the Term Assets. See "Description of Deposited Assets."

     The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

     The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Term Assets having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

     The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Term Assets.

                           DESCRIPTION OF CERTIFICATES

     Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust.

     The following summaries describe material provisions of the Trust Agreement which may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement or the applicable Certificates that is not described in this Prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

GENERAL

     There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets and Credit Support -- Collections."

     Reference is made to the related Prospectus Supplement for a description of the following terms of the Series (and if applicable, Classes within such Series) of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Certificates; (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Company (and, with respect to any Term Asset which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, certain information concerning the terms of each such Term Asset, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class); (vii) whether the Certificates of such Series or each Class within such Series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such Class, including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates, if any; (viii) the option, if any, of any Certificateholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Certificateholder's Certificate or to put the Certificate to the Company or a third party or of the Company or Administrative Agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with the Company's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part; (ix) the rating of such Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Certificates of any Class within a given Series are to be entitled to (1)
principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof; (xii) whether the Certificates of such Series or of any Class within such Series are to be issued as Registered Securities or Bearer Certificates or both and, if Bearer Certificates are to be issued, whether coupons ("Coupons") will be attached thereto; whether Bearer Certificates of such Series or Class may be exchanged for Registered Securities of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Certificates of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined herein), if other than The Depository Trust Company, for such Global Security or Securities;
(xiv) if a temporary Certificate is to be issued with respect to such Series or any Class within such
                                       10

Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a definitive Certificate of such Series or Class will be credited to the account of the Persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Certificates (as defined herein) of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Certificates of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Company or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election; (xvii) any additional Administrative Agent Termination Events (as defined herein), if applicable, provided for with respect to such Class; (xviii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Company or the applicable Administrative Agent, if any, or the Trustee; and (xix) any other terms of such Series or Class within such Series of Certificates not inconsistent with the provisions of the Trust Agreement relating to such Series.

     The United States federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in this Prospectus and in the applicable Prospectus Supplement. In addition, any risk factors, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement relating to such Series or Class. The U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Principal Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfer in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Principal Currency on the applicable issue date. As specified in the applicable Prospectus Supplement such determination will be made by the Company, the Trustee, the Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates (the "Exchange Rate Agent").

     Registered Certificates may be transferred or exchanged for like Certificates of the same Series and Class at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Bearer Certificates will be transferable by delivery. Provisions with respect to the exchange of Bearer Certificates will be described in the applicable Prospectus Supplement. Registered Securities may not be exchanged for Bearer Certificates. The Company may at any time purchase Certificates at any price in the open market or otherwise. Certificates so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation of such Certificates.

DISTRIBUTIONS

     Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). If the Specified Currency for a given Series or Class within such Series of Registered Certificates is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will (unless otherwise specified in the applicable Prospectus Supplement) arrange to convert all payments in respect of each Certificate of such Series or Class into U.S. dollars in the manner described in the following paragraph. The Certificateholder of a Registered Certificate of a given Series or Class within such

Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks -- Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

     In the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates. All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such distributions will be made as described under "Currency Risks -- Payment Currency" below. The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

     Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above. No distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

     Distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Securities, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined herein) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date. A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series will be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any Certificateholder to receive payments in a Specified
Currency other than U.S. dollars (as provided above), such Certificateholder will provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

     "Business Day" with respect to any Certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, will be Brussels, Belgium) and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day.
                                       12

"London Banking Day" with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates will be specified as such in the applicable Prospectus Supplement.

INTEREST ON THE CERTIFICATES

     General. Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distributions in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

     Fixed Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest will include interest accrued through the day specified in the applicable Prospectus Supplement. Interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

     Floating Rate Certificates. Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined herein) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement. Thereafter, the
Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined herein) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a "LIBOR Reference Rate Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Reference Rate Certificate"), (iii) the Treasury Rate (a "Treasury Reference Rate
Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Reference Rate Certificate"), (v) the CD

Rate (a "CD Reference Rate Certificate") or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate. The "Index Maturity" for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

     The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates. All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

     The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such Class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; provided, however, that unless otherwise specified in such Prospectus Supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date. If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

     Interest payable in respect of Floating Rate Certificates will be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

     With respect to a Floating Rate Certificate, accrued interest will be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Reference Rate Certificates, Commercial Paper Reference Rate Certificates, Federal Funds Reference Rate Certificates and CD Reference Rate Certificates or by the actual number of days in the year, in the case of Treasury Reference Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

     All percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

     Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

     (1) CD Reference Rate Certificates. Each CD Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     The "CD Rate" for each Interest Reset Period will be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Reference Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Reference Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date will be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (2) Commercial Paper Reference Rate Certificates. Each Commercial Paper Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Reference Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and will be the Money Market Yield (as defined herein) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate will be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Reference Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equipment by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     "Money Market Yield" will be a yield calculated in accordance with the following formula:

                         D X 360
Money Market Yield =  -------------  X 100
                      360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

     (3) Federal Funds Reference Rate Certificates. Each Federal Funds Reference Rate Certificate will bear interest for each Interest Resort Period at the Pass-Through Rate calculated with name to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     The "Federal Funds Rate" for each Interest Reset Period will be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time on the Calculation Date (as defined herein) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date made publicly available by, the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Reference Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date will be the next succeeding Business Day.

     (4)  LIBOR   Reference  Rate   Certificates.   Each  LIBOR  Reference  Rate
Certificate   will  bear  interest  for  each  Interest   Reset  Period  at  the
Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Reference Rate Certificate as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Reference Rate Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Reference Rate Certificate.

          (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Reference Rate Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Reference Rate Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     If LIBOR with respect to any LIBOR Reference Rate Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

     (5) Treasury Reference Rate Certificates. Each Treasury Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

     The "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined herein) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate will be published in H.15(519) under the heading "U.S. Government Certificates -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such Treasury Reference Rate Certificate and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date will fall on any day that would otherwise be an Interest Reset Date for a Treasury Reference Rate Certificate, then such Interest Reset Date will instead be the Business Day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Treasury
Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

     Each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

OPTIONAL EXCHANGE

     If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an "Exchangeable Series." The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any
                                       18
right of exchange will be exercisable only to the extent that such exchange would not be inconsistent with the Company's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

          (a) a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

          (b) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

          (c) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

          (d) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

          (e) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Term Assets deposited in the applicable Trust; and

          (f) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

     In order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the holder for exchange will be irrevocable. The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Certificate will be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof will be issued (which, in the case of any Registered Certificate, will be in the name of the holder of such exchanged Certificate).

     Because initially and unless and until Definitive Certificates are issued each Certificate will be represented by a Global Security, the Depositary's nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in the applicable Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement, and would therefore own the Deposited Assets and have the ability to enforce their rights directly as owners of the Deposited Assets. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

PUT OPTION

     If specified in the applicable Prospectus Supplement, a holder may put Certificates of a given Series to the Company or a third party. The terms upon which a holder may put its Certificates (including the price) will be specified in the related Prospectus Supplement; provided, however, any put option will be exercisable only to the extent that such put would not be inconsistent with the Company's or Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

GLOBAL SECURITIES

     All Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to Certificate issued in bearer form. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary ("participants") in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Such Depositary's participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary. Access to such Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its participants. The accounts to be accredited will be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entries that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Company, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

     The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates."

     If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Securities and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Security or Securities representing such Certificates. Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Security representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a
                                       21

Global Security will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates). Individual Definitive Certificates of such Class so issued will be issued as (a) Registered Certificates in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Certificates or such Class are issuable as Registered Securities, (b) as Bearer Certificates in the denomination or denominations specified by the Company if the Certificates of such Class are issuable as Bearer Certificates or
(c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form. See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Security.

     The applicable Prospectus Supplement will set forth any material terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

     Each Certificate of each Series (or if more than one Class exists, each Class (whether or not each such Class is offered hereby) within such Series) will represent an ownership interest specified for such Series (or Class) of Certificates in a designated, publicly issued, fixed income debt security or asset backed security or a pool of such debt securities or asset backed securities (the "Term Assets") issued by one or more issuers (the "Term Assets Issuers"), purchased by a Trust with proceeds from, and at the direction of, the Company or purchased by the Company (or an affiliate thereof) in the secondary market and assigned to a Trust as described in the applicable Prospectus
Supplement. The Term Assets Issuers will be one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trust, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States or any state, which are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the Commission. Based on information contained in the offering document pursuant to which any Term Assets Issuer's securities were originally offered (a "Term Assets Prospectus"), the applicable Prospectus Supplement will set forth certain information with respect to the public availability of information with respect to any Term Assets Issuer the debt securities of which constitute more than ten percent of the Term Assets for any series of Certificates as of the date of such Prospectus Supplement ("Concentrated Term Assets"). Material terms of the Term Assets will be set forth in the related Prospectus Supplement.

     The following is a general description of the Deposited Assets which the Company is permitted to include in a Trust and does not purport to be a complete description of any such Deposited Asset. This description is qualified in its entirety by reference to the applicable Prospectus Supplement, the Term Assets Prospectus and the Term Assets themselves. Material information regarding the actual Deposited Assets, as of the Cut-off Date (as defined herein), will be provided in the Prospectus Supplement used to offer a Series of Certificates. A maximum of 5% of the aggregate principal balance of the Deposited Assets included with respect to a Series of Certificates as described in this Prospectus and the related Prospectus Supplement as of the relevant Cut-off Date will deviate from the characteristics of the assets as of the date of issuance of such Series.

TERM ASSETS

     General. As specified in the related Prospectus Supplement, each Term Asset will have been issued pursuant to an agreement (each, a "Term Assets Indenture") between the Term Assets Issuer and the Term Assets Trustee. Unless otherwise specified, the Term Assets Indenture and the Term Assets Trustee will be qualified under the Trust Indenture Act of 1939 (the "TIA") and the Term Assets Indenture will contain certain provisions required by the TIA.

     Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any subsidiary's, ability to: (i) consolidate, merge, or transfer or lease assets;
(ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distribution on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

     The Term Assets Indenture related to one or more Term Assets included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Term Assets are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust or Trustee as a holder of the Term Assets against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Term Asset and, as applicable, will describe material covenants which are common to any pool of Term Assets.

     Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement, or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and (iv) certain events of insolvency or bankruptcy with respect to the Term Assets Issuer.

     Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, will have refused or neglected to comply with such request within a reasonable time.

     Each Term Assets Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Term Assets Indenture with respect to any Concentrated Term Asset ("Term Asset Events of Default") and applicable remedies with respect thereto.
                                       23

With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Term Asset Events of Default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Term Assets, against losses. If a Term Asset Event of Default occurs and the Trustee as a holder of the Term Assets is entitled to vote or take such other action to declare the principal amount of a Term Assets and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Term Asset ("outstanding debt securities") in determining whether to declare the acceleration of the Term Assets.

     Subordination.  As set  forth  in  the  applicable  Prospectus  Supplement, certain of the Term Assets with respect to any Trust may be either senior ("Senior Term Assets") or subordinated ("Subordinated Term Assets") in right to payment to other existing or future indebtedness of the Term Assets Issuer. With respect to Subordinated Term Assets, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Term Assets, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust or Trustee as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Term Assets Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust or Trustee as a holder of Senior Term Assets would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Term Assets and the percentage of Senior Term Assets and Subordinated Term Assets, if any, in a Trust comprised of a pool of securities.

     Secured Obligations. Certain of the Term Assets with respect to any Trust may represent secured obligations of the Term Assets Issuer ("Secured Term Assets"). Generally, unless an event of default will have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

     The Term Assets Indenture with respect to any Secured Term Asset may include, some, or all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates which includes Concentrated Term Assets which are Secured Term Assets, will describe the security provisions of such Term Assets and the related collateral. With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Term Assets, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

PRINCIPAL ECONOMIC TERMS OF TERM ASSETS

     The applicable Prospectus Supplement will disclose the name of each Term Assets Issuer with respect to the applicable Series of Certificates. In addition, reference is made to the applicable Prospectus Supplement
                                       24
with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Term Asset: (i) the title and series of such Term Assets, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Term Assets will bear interest, if any ("Term Assets Rate"); the date or dates from which such interest will accrue ("Term Assets Interest Accrual Periods"); and the dates on which such interest will be payable ("Term Assets Payment Dates"); (vii) the obligation, if any, of the Term Assets Issuer to redeem the outstanding debt securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Term Assets Issuer; (ix) whether the Term Assets were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Term Assets will be made (the "Term Assets Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Term Assets; (xii) the rating thereof, if any; and (xiii) any other material terms of such Term Assets.

     With respect to a Trust comprised of a pool of Term Assets, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Term Assets pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Term Assets, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to certain terms set forth above in the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

     In addition to the foregoing, the applicable Prospectus Supplement will describe, with respect to each Concentrated Term Assets Issuer, the existence and type of certain information that is made publicly available by such Term Assets Issuer regarding such Term Asset or Term Assets and will disclose where and how prospective purchasers of the Certificates may obtain such publicly available information with respect to each such Term Assets Issuer. Such information will typically consist of such Term Assets Issuer's annual report, which contains financial statements or similar financial information, and can be obtained from the Commission, if so specified in the applicable Prospectus Supplement, or from the office of such Term Assets Issuer identified in the related Prospectus Supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given Term Assets Issuer will vary, and, as described above, will be set forth in the applicable Prospectus Supplement.

OTHER DEPOSITED ASSETS

     In addition to the Term Assets, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust, may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Term Assets or to some other asset deposited in the Trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, credit swaps, default swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing or to the Term Assets, including assets obtained through foreclosure or in settlement of claims with respect thereto) (all such assets for any given Series, together with the related Term Assets, the "Deposited Assets"). The applicable Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Term Assets.

     The Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

     As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element. In addition, the applicable Prospectus Supplement will include (or incorporate by reference, as applicable) audited financial statements for any obligor providing Credit Support for 20% or more of the cashflow of the relevant Series and information required by Item 301 of Regulation S-K for any obligor providing Credit Support for between 10 and 20% of the cashflow of such Series.

     Subordination. As discussed below under "-- Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes. For example, its losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholder of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "-- Reserve Accounts" and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

     Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or
                                       26
premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will describe the manner, priority and source of funds by which any such draws are to be repaid.

     In the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

     Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

     Other Credit Support. If so provided in the related Prospectus Supplement, the Trust may include, or the Certificateholders of any Series (or any Class or group of Classes within such Series) may have the benefit of, one or more interest rate, currency, securities, commodity or credit swaps, caps, floors, collars or options. The Prospectus Supplement will identify the counterparty to any such instrument and will provide a description of the material terms thereof.

COLLECTIONS

     The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a "Certificate
Account"). An Administration Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as any administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of
Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that
                                       27
amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

     The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

                         DESCRIPTION OF TRUST AGREEMENT

GENERAL

     The following summary of material provisions of the Trust Agreement and the Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. The applicable Prospectus Supplement for a Series of Certificates will describe any applicable material provision of the Trust Agreement or the Certificates that is not described herein. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

     At the time of issuance of any Series of Certificates, the Company will cause the Term Assets to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. If specified in the Prospectus Supplement, the Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust. Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement. Such schedule will include certain statistical information with respect to each Term Asset and each other Deposited Asset as of the Cut-off Date, and in the event any Term Asset represents ten percent or more of the total Term Assets with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or term thereof, the rating, if any, thereof and certain other information with respect thereto.

     In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

     With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement only if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will immediately notify the Administrative Agent, if any, and the Company, and the Administrative Agent, if any, and otherwise the Trustee will immediately notify the relevant person who sold the applicable Deposited Asset to the Company (a "Deposited Asset Provider"). To the extent specified in the applicable Prospectus Supplement, if the Deposited Asset Provider cannot cure
                                       28
such omission or defect within 60 days after receipt of such notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of such notice, to repurchase the related Deposited Asset from the Trust at the Purchase Price (as defined herein) or provide a substitute for such Deposited Asset.
There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the Administrative Agent, if any, or otherwise an Administrator, on behalf of the Trustee is obligated to use its best efforts to enforce such obligation, neither such Administrative Agent nor the Company will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. When applicable, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, or failure to provide, a constituent document, and the Trust and the Certificateholders will not have any continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in enforcing such obligation.

     Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

     General. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the "Credit Support Instruments") and provided that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it will not be required to expend or risk its own funds or otherwise incur personal financial liability.

     Sub-Administration. Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "Sub-Administrative Agent"), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement. Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined herein).

     The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a "Sub-Administration Agreement") will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement. With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent's rights and obligations under such Sub-Administration Agreement.

     The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees. However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement. Each Sub-Administrative

Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series. See "-- Retained Interest; Administrative Agent Compensation and Payment of Expenses."

     The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

     Realization upon Defaulted Deposited Assets. As administrator with respect to the Deposited Assets, the Trustee (or an Administrator on its behalf), on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

     If recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset; provided that it will not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Certificateholders on a pari passu basis.

     The applicable Prospectus Supplement will specify the Administrative Agent's, if any, and the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

     If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement.
                                       30

ADVANCES IN RESPECT OF DELINQUENCIES

     The Administrative Agent, if any, specified in the applicable Prospectus Supplement will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent's good faith determination that such advances will be reimbursable from Related Proceeds (as defined herein) and (ii) such other conditions as may be specified in the Prospectus Supplement.

     Advances, if any, are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of an Administrative Agent's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent will determine, in its sole judgment, that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND THE COMPANY

     An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

     The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

     The Trust Agreement will further provide that neither such an Administrative Agent, the Company nor any director, officer, employee, or agent of the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement may further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to the indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability. Each of such Administrative Agent or the Company may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

     Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

     "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consist of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined herein); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined herein) applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement. "Voting Rights" evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the Prospectus Supplement.

     So long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the "Required Percentage -- Administrative Agent Termination" of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may, or, at the written request of the holders of such Certificates evidencing not less than the "Required Percentage -- Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series. Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated). The Trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

REMEDIES OF CERTIFICATEHOLDERS

     Any Certificateholder may institute any proceeding with respect to the applicable Trust Agreement subject to the following conditions: (i) such holder previously has given to the Trustee written notice of breach; (ii) the holders of Certificates evidencing not less than the "Required Percentage -- Remedies" of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity; and (iii) the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

MODIFICATION AND WAIVER

     The Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Company and the Trustee, with the consent of the holders of Certificates evidencing not less than the "Required Percentage -- Amendment" (66 2/3%, unless otherwise specified in the applicable Prospectus Supplement) of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage -- Amendment" will be 100% unless otherwise specified in the applicable Prospectus Supplement.

     No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the unanimous
                                       33
consent of the holders of such Certificates or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

     Holders of Certificates  evidencing not less than the "Required  Percentage
-- Waiver" (66 2/3%, unless otherwise specified in the applicable Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

REPORTS TO CERTIFICATEHOLDERS; NOTICES

     Reports to Certificateholders. With each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, if provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

          (i) the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

          (ii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

          (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (v) the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

          (vi) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

          (vii) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts will be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Administrative Agent, if any, or the Trustee will furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrative Agent or the Trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

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     Notices.  Any  notice  required  to be given to a  holder  of a  Registered
Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register. Any notice required to be given to a holder of a Bearer Certificate will be published in a newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

EVIDENCE AS TO COMPLIANCE

     If specified in the applicable Prospectus Supplement, the Trust Agreement will provide that a firm of independent public accountants will furnish an annual statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date will not be more than one year after the related Original Issue Date), which report should enable the recipients to determine whether such administration was conducted in compliance with the terms of the Trust Agreement. Such report will identify any exceptions found during the examination.

     If so specified in the applicable Prospectus Supplement, the Trust Agreement will also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

     Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

REPLACEMENT CERTIFICATES

     If a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable
Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

TERMINATION

     The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "-- Reports to Certificateholders; Notices -- Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     Any such purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein, which price will not be less than the outstanding principal balance of the Certificates plus accrued interest, if any, thereon (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such Series at the time of purchase being not more than 10% of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that Series, or such smaller percentage as will be specified in the related Prospectus Supplement. The Trust and the Certificateholders will have no continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in effecting such termination.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

THE TRUSTEE

     The Trustee for any given Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee, will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

     In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Certificate will agree that, in connection with the original issuance of such Bearer Certificate and during the period ending 40 days after the issue date of such Bearer Certificate, they will not offer, sell or deliver such Bearer Certificate, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     Bearer Certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 1650(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Certificates.

     As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     Pending the availability of a definitive Global Security or individual Bearer Certificates, as the case may be, Securities that are issuable as Bearer Certificates may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking ("Clearstream") for credit to the accounts designated by or on behalf of the purchases thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Certificates and subject to any further limitations described in the applicable Prospectus
                                       36

Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Certificates, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Certificate will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates -- General" or as otherwise specified in the applicable Prospectus Supplement.

     IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents. The applicable
Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

     Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Prospectus Supplement.

     If distribution in respect of a Certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such Certificate will be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars will be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

     The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") will be determined for the Certificates of any Series and Class by the applicable Trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") will be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars will be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components will be determined by such Trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable Prospectus Supplement.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component will be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components will be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component will be replaced by amounts of such two or more currencies, each of which will be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the applicable Trustee will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

FOREIGN CURRENCY JUDGMENTS

     Unless otherwise specified in the applicable Prospectus Supplement, the Certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of material United States federal income tax consequences of the ownership of the Certificates as of the date hereof. (Certain minor and incidental consequences are discussed as well.) It
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




is based on the advice of Orrick, Herrington & Sutcliffe LLP, Special Tax Counsel ("Special Tax Counsel"), which has delivered an opinion to the Company that the discussion below, to the extent it constitutes matters of law or legal conclusions thereto, is true and correct in all material respects.

     Special Tax Counsel has also delivered an opinion that the Trust will not be characterized as an association taxable as a corporation (or publicly traded partnership treated as an association) for federal income tax purposes. Special Tax Counsel has not delivered (and unless otherwise indicated in the Prospectus Supplement does not intend to deliver) any other opinions regarding the Trust or the Certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the "IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If, contrary to Special Tax Counsel's opinion, the Trust is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Trust would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. In light of Special Tax Counsel's opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

     This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary is intended as an explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations.

     Except with respect to certain withholding tax matters discussed below under "Withholding Taxes," the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is: (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust that is a United States Person within the meaning of Section 7701(a)(30) of the Code.

     For the purposes of this discussion, the Company and Special Tax Counsel have assumed, without inquiry, that the Term Assets will be characterized as indebtedness for federal income tax purposes. The Prospectus Supplement may contain additional information about the federal income tax characterization of the Term Assets.

TAX STATUS OF THE TRUST

     The Trustee intends for tax reporting purposes to treat the Trust as a grantor trust. Prospective investors should be aware, however, that certain of the terms of Certificates (for example, the allocation of the proceeds of a disposition of the Term Assets) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, unless otherwise indicated in the Prospectus Supplement, Special Tax Counsel is not able to deliver an opinion that the Trust will be treated as a grantor trust. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under "Possible Recharacterization of the Trust as a Partnership" below, the balance of this discussion assumes that the Trust will be so classified. (The Trust Agreement prohibits the Trust from electing to be taxed as a corporation.)

     Each Certificateholder will be treated, for federal income tax purposes, as a holder of an equity interest in the Trust and, accordingly, (i) as if it had purchased its pro rata interest of the Trust's underlying assets and (ii) as if it were the obligor on its pro rata portion of the Trust's obligations. Thus, for example, if the Certificates are subject to early redemption on account of the Trust being the obligor under any call options ("Call Warrants"), each Certificateholder will be treated as if it had sold Call Warrants with respect to the Term Assets in an amount representing its pro rata interest in the Trust. Further, if the income of the Trust is
                                       39
used (directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor's circumstances, but would include, in the case of an individual (or entity treated as an individual) section 67 of the Code that allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

     The Trust has identified the Term Assets and any Call Warrants as part of an integrated transaction within the meaning of Treasury Regulation sec. 1.1275-6. Among other consequences of such identification is the treatment generally of each Certificate as a synthetic debt instrument issued on the date it is acquired by the holder thereof. Similar treatment will also generally apply to Certificates representing "stripped coupons" and/or "stripped bonds," which generally will be the case when Certificates are issued in multiple classes and the different classes represent the ownership of differing percentage ownership interests of the right to interest and principal on the Term Assets. It is also possible that each Certificate will be treated as an actual debt instrument issued on the Closing Date. In that case, the
Certificates would be taxed like conventional debt instruments and the discussion under "Income of Certificateholders" would not apply. If a Series of Certificates has more than one Class and some but not all classes are treated as actual debt instruments issued on the Closing Date, income on the Classes not so treated may be treated as unrelated business taxable income (and thus subject to tax) in the hands of pension plans, individual retirement accounts and other tax-exempt investors.

INCOME OF CERTIFICATEHOLDERS

     Original Issue Discount. Each Certificateholder will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such Certificates. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Certificates as it accrues on a daily basis, on a constant yield method regardless of when cash payments are received. The amount of OID on a Certificate generally will be equal to the excess of all amounts payable on the Certificate over the amount paid to acquire the Certificate and the constant yield used in accruing OID generally will be the yield to maturity of a Certificate as determined by each holder based on that holder's purchase price for the Certificate. It is unclear whether the holder of a Certificate should, in calculating OID, assume that the Term Assets will, or will not, be called pursuant to any Call Warrant. Further, it is not clear how actual and expected future prepayments or losses on the Term Assets are to be taken into account.

     The Trustee intends for information reporting purposes to account for OID, if any, reportable by Certificateholders by reference to the price paid for a Certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

     The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

     Purchase and Sale of a Certificate. A Certificateholder's tax basis in a Certificate generally will equal the cost of the Certificates increased by any amounts includible in income as OID, and reduced by any payments made on the Certificates. If a Certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of sale and the Certificateholder's adjusted basis in the Certificates.

POSSIBLE RECHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation 1.761-2, certain partnerships may "elect out" of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, the Trust is likely to be eligible for this election. Assuming that it is so eligible, each Certificateholder will be required to report its respective share of
                                       40
the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each Holder's purchase of a Certificate, each such Holder is deemed to consent to the Trust's making of a protective election out of subchapter K of the Code.

     If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder's circumstances, including any difference between the holder's basis in its Certificates and the Trust's basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each Holder would be required to separately take into account such Holder's distributive share of income and deductions of the Trust. A Holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the Holder's taxable year which ends with or within the Trust's taxable year. A Holder's share of the income of the Trust computed at the Trust level would not necessarily be the same if computed under the OID rule described above under "Income of Certificateholders" and, in particular, may not take account of any difference in the yield on the Certificate to the Holder based on the Certificateholder's purchase price and the yield on the Term Assets determined at the Trust level.

WITHHOLDING TAXES

     Payments made on a Certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Term Assets, the Company, the holder of any other class of Certificates (if such Series provides for multiple classes of Certificates), the holder of any Call Warrant or the counterparty on any notion principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the Certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

                              PLAN OF DISTRIBUTION

     Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

     If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by
                                       41
underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Citigroup Global Markets Inc., an affiliate of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates may also be sold through agents designated by the Company from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

     Citigroup Global Markets Inc. is an affiliate of the Company and is an indirect wholly owned subsidiary of Citigroup Global Markets Holdings Inc., the indirect parent corporation of the Company. Citigroup Global Markets Inc.'s participation in the offer and sale of Certificates complies with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

     Affiliates of the Underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the Underwriters so acting will be named, and its affiliation with the Underwriters described, in the related Prospectus Supplement. Also, affiliates of the Underwriters may act as principals or agents in connection with market-making transactions relating to the Certificates. A Prospectus Supplement will be prepared with respect to the Certificates for use by such affiliates in connection with offers and sales related to market-making transactions in the Certificates.

                                 LEGAL OPINIONS

     Certain legal matters (including federal income tax matters) with respect to the Certificates will be passed upon for the Company and the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

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




                                 INDEX OF TERMS


Administration Fee......................     7
Administrative Agent....................     1
Administrative Agent Termination
  Events................................    31
Base Rate...............................    13
Bearer Certificates.....................     1
Business Day............................    12
Calculation Agent.......................    13
Calculation Date........................    15,16
Call Warrants...........................    38
CD Rate.................................    14
CD Rate Determination Date..............    14
CD Reference Rate Certificate...........    13
Cede....................................    3
Certificate Account.....................    27
Certificate Principal Balance...........    18
Certificateholders......................     1
Certificates............................     1
Class...................................     1
Clearstream.............................    36
Code....................................    38
Commercial Paper Rate...................    15
Commercial Paper Rate
  Determination Date....................    15
Commercial Paper Reference Rate
  Certificate...........................    13
Commission..............................     2
Company.................................     1
Components..............................    37
Composite Quotations....................    13
Concentrated Term Assets................    21
Coupons.................................    10
Credit Support..........................     1
Credit Support Instruments..............    28
Cut-off Date............................    27
Day of Valuation........................    37
Definitive Certificate..................    19
Depositary..............................    19
Deposited Asset Provider................    27
Deposited Assets........................    25
Determination Date......................    11
Distribution Date.......................     1
ECU.....................................     1
Euroclear...............................    36
Exchange Act............................     1
Exchange Rate Agent.....................    11
Exchangeable Series.....................    18
Federal Funds Rate......................    16
Federal Funds Rate Determination Date...    16
Federal Funds Reference Rate
  Certificate...........................    13
Fixed Pass-Through Rate.................    10
Fixed Rate Certificates.................    12
Floating Rate Certificates..............    13
Global Security.........................     1
H.15(519)...............................    13
Index Maturity..........................    13
Interest Reset Date.....................    14
Interest Reset Period...................    14
IRS.....................................  4,38
Letter of Credit........................    26
Letter of Credit Bank...................    26
LIBOR...................................    16
LIBOR Determination Date................    16
LIBOR Reference Rate Certificate........    13
London Banking Day......................    12
Market Exchange Rate....................    11
Maximum Pass-Through Rate...............    13
Minimum Pass-Through Rate...............    13
Money Market Yield......................    15
Nonrecoverable Advance..................    30
Notional Amount.........................    12
Offering Agent..........................     3
OID.....................................    39
Option to Elect Exchange................    18
Optional Exchange Date..................    18
Original Issue Date.....................     9
outstanding debt securities.............    23
Pass-Through Rate.......................    10
Prospectus Supplement...................     1
Purchase Price..........................    35
Rating Agency...........................     4
Realized Losses.........................    18
Registered Certificates.................     1
Registration Statement..................     2
Related Proceeds........................    30
Required Percentage.....................    31
Reserve Account.........................    26
Retained Interest.......................     8
Reuters Screen LIBO Page................    16
Secured Term Assets.....................    23
Securities Act..........................     2
Senior Term Assets......................    23
Series..................................     1
Special Tax Counsel.....................    38
Specified Currency......................     2
Specified Interest Currency.............     2
Specified Premium Currency..............     2
Specified Principal Currency............     2
Spread..................................    13
Spread Multiplier.......................    13
Strip Certificates......................    10
Stripped Interest.......................    12
Sub-Administration Agreement............    28
Sub-Administrative Agent................    28
Subordinated Term Assets................    23
Surety..................................    26
Surety Bond.............................    26
Term Asset Events of Default............    23
Term Assets.............................  1,21
Term Assets Currency....................    24
Term Assets Indenture...................    22
Term Assets Interest Accrual Periods....    24
Term Assets Issuers.....................  1,21
Term Assets Payment Dates...............    24
Term Assets Prospectus..................    21
Term Assets Rate........................    24
TIA.....................................    22
Treasury bills..........................    17
Treasury Rate...........................    17
Treasury Rate Determination Date........    17
Treasury Reference Rate Certificate.....    13
Trust...................................     1
Trust Agreement.........................     1
Trustee.................................     1
Trustee's Fee...........................     7
U.S. Person.............................    35
United States...........................    35
Variable Pass-Through Rate..............    10
Voting Rights...........................    31



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